AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                 MARCH __, 2004

                         REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                          YUKON GOLD CORPORATION, INC.
                 (name of small business issuer in its charter)

              DELAWARE                                1000                            98-0413063
    (State or other jurisdiction          (Primary Standard Industrial             (I.R.S. Employer
 Of incorporation or organization)        Classification Code Number)             Identification No.)


                          YUKON GOLD CORPORATION. INC.
                                 347 Bay Street
                                    Suite 408
                            Toronto, Ontario M5H 2R7
                             Telephone: 800-295-0671
                             Facsimile: 416-865-1250
                     (Name, address, including zip code, and
                           telephone number, including
                        area code, of agent for service)

                          Copies of communications to:
                               Jonathan H. Gardner
                              Kavinoky & Cook, LLP
                               120 Delaware Avenue
                             Buffalo, New York 14202

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

CALCULATION OF REGISTRATION FEE:

Title Of Each Class Of       Amount to be         Proposed Maximum      Proposed Maximum     Amount of
Securities To Be Registered  registered           offering price per    aggregate offering   Registration Fee
                                                  share (1)             price (1)
Common Stock,                4,469,483            $0.50                 $2,234,742           $283.14
Par Value $0.0001 per Share

(1) The offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(C). Our common stock is not traded on any national exchange. The offering price shown above was determined by the Company.

                                      (ii)

CROSS REFERENCE SHEET SHOWING THE LOCATION IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF FORM SB-2


PART  I  INFORMATION  REQUIRED  IN  PROSPECTUS                         ITEM  NO.

         1.       Front of Registration Statement                      Front of Registration
                  and Outside Front Cover of                           Statement and outside
                  Prospectus                                           front cover of Prospectus

         2.       Inside Front and Outside Back                        Inside Front Cover Page
                  Cover Pages of Prospectus                            of Prospectus and
                                                                       Outside Front cover
                                                                       Page of Prospectus

         3.       Summary Information and Risk Factors                 Prospectus  Summary;
                                                                       Risks Factors

         4.       Use of Proceeds                                      Use of Proceeds

         5.       Determination of Offering Price                      Prospectus Summary;
                                                                       Determination of Offering Price

         6.       Dilution                                             Risk Factors; Dilution

         7.       Selling Security Holders                             Selling Shareholders and
                  and Plan of Distribution                             Plan of Distribution

         8.       Plan of Distribution                                 Selling Shareholders and
                                                                       Plan of Distribution

         9.       Legal Proceedings                                    Legal Proceedings

         10.      Directors, Executive Officers,                       Directors, Executive Officers,
                  Promoters and Control Persons                        Promoters, Control Persons;
                                                                       Executive Compensation

         11.      Security Ownership of Certain                        Security Ownership of Certain
                  Beneficial Owners and Management                     Beneficial Owners and Management


PART  I          INFORMATION  REQUIRED  IN  PROSPECTUS

         12.     Description of Securities                             Description of Securities

         13.     Interest of Named Experts and Counsel                 Legal Matters; Experts

         14.     Disclosure of Commission Position                     Disclosure of Commission
                 on Indemnification                                    Position on Indemnification for
                                                                       Securities Act Liabilities

         15.     Organization Within Last Five Years                   Organization Within the Last Five Years;
                                                                       History

         16.     Description of Business                               Description of Business

         17.     Management's Discussion and                           Management's Discussion and Analysis or
                 Plan of Operation                                     and Analysis of Financial Condition
                                                                       and Results of Operation

         18.     Description of Property                               Description of Business;
                                                                       The Mount Hinton Property

         19.     Certain Relationships and Related                     Certain Relationships and
                 Transactions                                          Related Transactions

         20.     Market for Common Stock and                           Prospectus Summary;
                 Related Stockholder                                   Matters Market for Common Equity
                                                                       and Related Stockholders Matters

         21.     Executive Compensation                                Executive Compensation

         22.     Financial Statements                                  Financials Statements

         23.     Changes in and Disagreements                          Change in Auditors
                 with Accountants on Accounting
                 and Financial Disclosure


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                  PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION,

                              DATED March __, 2004

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                          YUKON GOLD CORPORATION, INC.

                        4,469,483 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock of Yukon Gold Corporation, Inc., a Delaware corporation, offered through this prospectus. We will not receive any of the proceeds of the shares sold by the selling shareholders. No public market currently exists for the common stock. Sales may be made by selling shareholders at market prices prevailing at the time of sale or at negotiated prices. We will pay all of the expenses of registering these securities.

Selling shareholders will sell at a fixed price of $0.50 per share until our common stock is quoted on the OTC Bulletin Board. Thereafter, the selling shareholders will sell their common stock at prevailing market rates or privately negotiated prices.

Before buying the shares of common stock, carefully read this prospectus, especially the risk factors beginning on page 5 of this prospectus. The purchase of our securities involves a high degree of risk.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY HAVE THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ___________, 2004.

                             TABLE OF CONTENTS

                                                                                PAGE
Prospectus Summary

Summary Financial Data.......................................................

The Registration..............................................................

Risk Factors.................................................................

Determination of Offering Price..............................................

Dilution.....................................................................

Description of Business......................................................

Plan of Distribution.........................................................

The Mount Hinton Property....................................................

Gold Price Volatility........................................................

Fiscal Year..................................................................

Transfer Agent...............................................................

Employees....................................................................

Stock Option Plan............................................................

Competition..................................................................

History......................................................................

Management's Discussion and Analysis of Financial Condition and
Results of Operations........................................................

Market for Common Equity and Related Stockholder Matters.....................

Directors, Executive Officers, Promoters, Control Persons....................

Executive Compensation.......................................................

Security Ownership of Certain Beneficial Owners and Management...............

Certain Relationships and Related Transactions...............................

Organization Within the Last Five Years......................................

Description of Securities....................................................

Use of Proceeds..............................................................


Determination of Offering Price..............................................

Selling Shareholders and Plan of Distribution................................

Legal Proceedings............................................................

Legal Matters................................................................

Experts......................................................................

Change In Auditors...........................................................

Disclosure of Commission Position on Indemnification for
Securities Act Liabilities.............

How To Get More Information..................................................

Glossary.....................................................................

Index to Financial Statements

Financial Statements of Yukon Gold Corporation, Inc. for the Six-Month Period
ended October 31, 2003 and for the Years Ended April 30, 2003 and 2002, and for
the Period from the Date of Inception (March 29, 1996) through October 31,
2003.........................................................................    F-1

Financial Statements of Yukon Gold Corp. for the Six-Month Period ended
October 31, 2003 (Unaudited) and for the Year Ended April 30, 2003...........    F-2

Pro Forma Consolidated Financial Statement of Yukon Gold Corporation, Inc.
as of October 31, 2003 (Unaudited) ..........................................    F-3

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

THIS PROSPECTUS CONTAINS NUMEROUS FORWARD-LOOKING STATEMENTS RELATING TO OUR BUSINESS. SUCH FORWARD-LOOKING STATEMENTS ARE IDENTIFIED BY THE USE OF WORDS SUCH AS BELIEVES, INTENDS, EXPECTS, HOPES, MAY, SHOULD, PLAN, PROJECTED, CONTEMPLATES, ANTICIPATES OR SIMILAR WORDS. ACTUAL PRODUCTION, OPERATING SCHEDULES, RESULTS OF OPERATIONS, GOLD ORE RESERVE AND RESOURCE ESTIMATES AND OTHER PROJECTIONS AND ESTIMATES COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS
INCLUDE: (I) THE RISK FACTORS SET FORTH HEREIN, (II) THE POSSIBILITY THAT WE DO NOT FIND GOLD OR THAT THE GOLD WE FIND IS NOT COMMERCIALLY ECONOMICAL TO MINE,
(III) THE RISKS AND HAZARDS INHERENT IN THE GOLD MINING BUSINESS (INCLUDING ENVIRONMENTAL HAZARDS, INDUSTRIAL ACCIDENTS, WEATHER OR GEOLOGICALLY RELATED CONDITIONS), (IV) CHANGES IN THE MARKET PRICE OF GOLD, (V) THE UNCERTAINTIES INHERENT IN OUR PRODUCTION, EXPLORATORY AND DEVELOPMENTAL ACTIVITIES, INCLUDING RISKS RELATING TO PERMITTING AND REGULATORY DELAYS, (VI) THE UNCERTAINTIES INHERENT IN THE ESTIMATION OF GOLD ORE RESERVES, (VII) THE EFFECTS OF ENVIRONMENTAL AND OTHER GOVERNMENTAL REGULATIONS AND (VIII) UNCERTAINTY AS TO WHETHER FINANCING WILL BE AVAILABLE TO ENABLE FURTHER STUDY AND MINING OPERATIONS. INVESTORS ARE CAUTIONED NOT TO PUT UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS. WE DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE PUBLICLY THESE FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

                               PROSPECTUS SUMMARY

HISTORY AND BUSINESS. Our name is Yukon Gold Corporation, Inc. and we sometimes refer to ourselves in this prospectus as "Yukon Gold" or as "we," "our," or "us." We are an exploration stage mining company. Our objective is to exploit our interest in the mineral claims in the Yukon Territory, Canada which we hold through our wholly owned subsidiary named "Yukon Gold Corp." Our wholly-owned subsidiary is referred to in this prospectus as "YGC." We were incorporated in the state of Delaware on May 31, 2000. Our executive offices are at 347 Bay Street, Suite 408, Toronto, Ontario Canada M5H 2R7. We also have a field office in Mayo, Yukon Territory. Our wholly owned subsidiary, YGC, was incorporated on May 16, 2002 in the Province of Ontario, Canada and is licensed to do business is the Yukon Territory. All of our business activities are undertaken through YGC.

CURRENCY. References to dollars are to United States dollars (US$) unless otherwise indicated as being Canadian dollars (CDN$). As of February 17, 2004, the currency exchange rate was approximately US$1.00 equals CDN$1.3105, as published by Bloomberg at www.Bloomberg.com.

DESCRIPTION OF BUSINESS. We are an exploration stage mining company. Our wholly owned Canadian subsidiary, YGC, holds an option to acquire up to a 75% interest in the 186 mineral claims covering 9,300 acres in the Mayo Mining District of the Yukon Territory, Canada. To earn this interest we are required to make option payments of CDN$600,000 and incur exploration expenses of CDN$5,000,000 over a five-year period which commenced on July 7, 2002. Once the 75% interest is earned we have a further option to acquire the remaining 25% interest in the mineral claims for a further investment of CDN$5,000,000. Our immediate objective is to determine whether adequate gold and silver reserves are present in the property covered by our claims to develop an operating mine.

The claims are located adjacent to the Keno Hill Mining Camp, which is located approximately six miles northwest of Keno City and about 37 miles northwest of the village of Mayo in the Yukon Territory of Canada. The Keno Hill Mining Camp was operated by United Keno Hill Mines Ltd. ("UKHM"), and operated continuously from 1913 to 1989. This mine was one of Canada's largest producers of silver, lead and zinc. During much of that time, our claims were held by UKHM which conducted limited exploration work with some success in the mid 1960's and again in the mid 1980's. Their work is described in this prospectus in the section entitled, OUR BUSINESS - THE MOUNT HINTON PROPERTY. In 2002 we conducted a program to further evaluate a potential ore reserve on the property. We employed Archer Cathro & Associates (1981) Ltd., a local geology firm, in 2003 to continue the exploration and provide a comprehensive report on the claims The report of Archer Cathro & Associates (1981) Ltd. is filed as an Exhibit to our registration statement with the SEC, of which this prospectus is a part. We plan to carry out further exploration in 2004, to further define the potential of an ore reserve on the site of the claims.

We sometimes refer to our claims collectively in this prospectus as the "Mount Hinton Property." Our claims are registered in the Mining Recorders Office in the Mayo Mining District of the Yukon Territory and give us the right to explore and mine minerals from the property covered by the claims. The primary exploration target is a 1,000 foot wide and two-mile long trend of more than 50 well-mineralized gold and silver bearing quartz veins. "Mineralization" is the process by which minerals are introduced into rock, resulting in enriched deposits. This mineralization trend crosses the top of twin peaked Mount Hinton which has elevations of approximately 6,000 ft. above sea level. Our ability to conduct surface exploration at this latitude and elevation is limited to the period each year from late May to late October. Our plan in 2004 is to continue the exploration of the mineralization trend and the identified quartz veins to target the location for a "collar" or "portal" for underground exploration and development. The "collar" or "portal" is the entrance of an underground work site. If the results are successful, we will commence underground exploration. Once underground work can be carried out at the site, year round work will be possible.

SECURITIES BEING OFFERED. The selling shareholders listed in this prospectus are offering up to 4,469,483 shares of our common stock. We will not receive any of the proceeds of the shares sold by the selling shareholders. Currently, there is no market for the shares of our stock and it is possible that no market will develop. We intend to include our shares for quotation on the "over-the-counter" ("OTC") Bulletin Board maintained by the National Association of Securities Dealers, Inc., at which time the shares may be sold at prevailing market prices or privately negotiated prices. Prior to inclusion for quotation on the OTC Bulletin Board, selling shareholders will sell, if at all, at a fixed price of $0.50 per share. This share price is an estimate only and does not necessarily bear any relationship to our book value, asset value or past operating results, nor is it an indication of the expected trading price of our shares. We cannot assure you that we will be successful in obtaining any listing. There is no minimum number of shares that must be sold in this offering.

RISK FACTORS. You should read the "RISK FACTORS" section as well as the other cautionary statements throughout this prospectus so that you understand the risks associated with an investment in our securities. Any investment in our common stock should be considered a high-risk investment because of the nature of mineral exploration. Only investors who can afford to lose their entire investment should invest in these securities.

USE OF PROCEEDS. The selling shareholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the sale of these shares by the selling shareholders. We are paying all of the expenses relating to the registration of the shares for the selling shareholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS. This prospectus contains forward-looking statements. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry and our beliefs and assumptions. Words including "may," "could," "would," "anticipates," "expects," "intends," "plans," "projects," "believes," "seeks," "estimates," and similar expressions are not guarantees of future performance and are subject to certain risks and uncertainties as described in "RISK FACTORS" and elsewhere in this prospectus. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

DEFINED TERMS. A number of technical and industry terms, as well as other defined terms used in this prospectus, are defined in the GLOSSARY at the end of this prospectus. Generally, we have provided a definition of each such defined term in the first instance that it is used in this prospectus and again in the GLOSSARY.

OFFERING PRICE. We determined the offering price on the cover page of this prospectus arbitrarily for the purpose of calculating the registration fee for the filing of this Registration Statement with the SEC. Such offering price does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

                             SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS and the FINANCIAL STATEMENTS and Notes thereto included elsewhere in this Prospectus.


         Pro-forma Balance          October 31, 2003
         Sheet Data

         Cash                               $ 305,305
         Total Assets                       $ 324,044
         Liabilities                        $  52,794
         Total Stockholders' Equity         $ 271,250


         Statement of Loss and Deficit     October 31, 2003

         Revenue                            $    Nil
         Net Loss for the Period            $ (438,301)


                                  RISK FACTORS

WE LACK AN OPERATING HISTORY AND HAVE LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE.

To date we have no source of revenue. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

      - exploration and development of the property covered by our mineral claims;

      - our ability to locate economically viable mineral reserves in the property covered by our mineral claims;

      - our ability to raise the capital necessary to conduct exploration and preserve our interest in the mineral claims, increase our interest in the mineral claims and continue as an exploration and mining company; and

      - our ability to generate revenues and profitably operate a mine on the property covered by our mineral claims.

Because we have no operating revenue, we expect to incur operating losses in future periods as we continue to expend funds to explore the Mount Hinton Property. Failure to raise the necessary capital to continue exploration will cause us to go out of business and you to loose all of your investment.

WE HAVE NO KNOWN GOLD OR OTHER MINERAL RESERVES AND WE CANNOT ASSURE YOU THAT WE WILL FIND SUCH RESERVES. IF WE DEVELOP A GOLD OR OTHER MINERAL RESERVE, THERE IS NO GUARANTEE THAT PRODUCTION WILL BE PROFITABLE.

We have not identified any gold or other commercial mineral reserves on the properties covered by our mineral claims and we cannot guarantee we will ever find any. Even if we find a gold or other commercial minerals reserve, there is no assurance that we will be able to mine them. Even if we develop a mine, there is no assurance that we will make a profit. If we do not find gold or other commercial minerals you could loose part or all of your investment.

WE WILL NEED ADDITIONAL FINANCING TO DETERMINE IF THERE IS GOLD OR OTHER COMMERCIAL MINERALS AND TO MAINTAIN THE MINERAL CLAIMS.

Our success will depend on our ability to raise additional capital. We have no commitments from others to provide additional funds to us. We have not investigated the availability, source or terms of additional financing. We have an agreement with a private syndicate, known as the Hinton Syndicate, that originally held the mineral claims described in the prospectus. Our agreement with the Hinton Syndicate requires us to invest up to CDN$5.6 million in order to obtain a 75% interest in the mineral claims. CDN$5,000,000 must be spent on exploration and CDN$600,000 paid in option payments. We must spend CDN$1.5 million on exploration in order to obtain a 25% interest in the mineral claims. Should we fail to spend the CDN$1.5 million by July 7, 2006, we will not have any interest in the mineral claims and our agreement with the Hinton Syndicate will terminate. We must spend the CDN$2.5 million on exploration in order to obtain a 50% interest in the mineral claims. Upon spending CDN$5.0 million on exploration, we will hold a 75% interest in the mineral claims. If we reach an ownership interest of 50% but fail to reach the next threshold of 75%, our interest will automatically drop to 45% and the Hinton Syndicate will be entitled to seek alternative sources of funding. Our maximum expenditure of CDN$5.0 million on exploration plus options payments must be made by July 7, 2007, according to an investment schedule contained in our agreement with the Hinton Syndicate. See OUR BUSINESS - AGREEMENT WITH HINTON SYNDICATE. There is no assurance whatsoever that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us to make these investments. If funds are not available in the amounts required to obtain an interest and then increase our interest in the mineral claims, we will be unable to proceed further on the Mount Hinton Property and our operations would be severely limited, and we would be unable to reach our objective. This could cause the loss of all or part of your investment.

WE MAY NOT FIND ANY ORE RESERVES THAT ARE ECONOMICAL

If we are unable to raise the required capital or we do not find gold or other commercial minerals on the Mount Hinton Property or we cannot remove the gold or other commercial minerals discovered economically, we may have to look for other mineral rights on other properties in the Yukon Territory or other parts of the world. Alternatively, we may cease operations altogether and you may lose your entire investment.

WE ARE A SMALL OPERATION AND DO NOT HAVE SIGNIFICANT CAPITAL.

Because we will have limited working capital, we must limit our exploration. If we are unable to raise the capital required to undertake adequate exploration, we may not find gold or other commercial minerals even though our property may contain gold or other commercial minerals. If we do not find gold or other commercial minerals we may be forced to cease operations and you may lose your entire investment.

WEATHER INTERRUPTIONS IN THE YUKON TERRITORY MAY AFFECT AND DELAY OUR PROPOSED EXPLORATION OPERATIONS.

We can only work above ground at the Mount Hinton Property from late May until early October of each year. Once we are able to work underground, we plan to conduct our exploration year round, however, it is possible that snow or rain could cause roads leading to our claims to be impassible. This could impair our ability to meet our objectives and may increase our costs beyond our ability, if any, to secure financing, which would adversely affect the value of your investment and our ability to carry on business.

IF OUR OFFICERS AND DIRECTORS STOPPED WORKING FOR US, WE WOULD BE ADVERSELY IMPACTED.

None of our officers or directors work for us on a full-time basis. There are no proposals or definitive arrangements to compensate our officers and directors or to engage them on a full-time basis. They each rely on other business activities to support themselves. They each have a conflict of interest in that they are officers and directors of other companies. You must rely on their entrepreneurial skills and experience in order for us to reach our objective. We have no employment agreements or key man life insurance policy on any of them. The loss of some or all of these officers and directors could adversely affect our ability to carry on business and could cause you to loose part or all of your investment.

WE COULD ENCOUNTER DELAYS DUE TO REGULATORY AND PERMITTING DELAYS.

We could face delays in obtaining mining permits and environmental permits. Such delays, could jeopardize financing, if any, in which case we would have to delay or abandon work on the Mount Hinton Property.

GOLD PRICE FLUCTUATIONS.

If we are successful in developing a gold ore reserve, our ability to raise the money to put it into production and operate it at a profit will be dependant on the then existing market price of gold. Declines in the market prices of gold may render reserves containing relatively low grades of ore uneconomic to exploit, and we may be required to discontinue exploration, development or mining at the Mount Hinton Property, or write down our assets. If the price of gold is too low we will not be able to raise the money or produce any revenue. We cannot predict the future market price of gold. A sustained decline in the market price of gold could cause a reduction in the value of your investment and you may lose all or part of your investment.

THERE ARE UNCERTAINTIES INHERENT IN THE ESTIMATION OF GOLD OR OTHER MINERAL RESERVES.

Based upon our preliminary study of the Mount Hinton Property we believe that the potential for discovering gold reserves exists, but we have not identified such gold reserves and we are not able to estimate the probability of finding recoverable gold ore. Such estimates cannot be calculated from the current available information. Reserve estimates, including the economic recovery of gold ore, will require us to make assumptions about recovery costs and gold market prices. Reserve estimation is, by its nature, an imprecise and subjective process and the accuracy of such estimates is a function of the quality of available data and of engineering and geological interpretation, judgment and experience. The economic feasibility of the Mount Hinton Property will be based upon our estimates of the size and grade of ore reserves, metallurgical recoveries, production rates, capital and operating costs, and the future price of gold. If such estimates are incorrect or vary substantially it could effect our ability to develop an economical mine and would reduce the value of your investment.

IF WE DEFINE AN ECONOMIC ORE RESERVE AND ACHIEVE PRODUCTION, IT WILL DECLINE IN THE FUTURE. AN ORE RESERVE IS A WASTING ASSET.

Our future ore reserve and production, if any, will decline as a result of the exhaustion of reserves and possible closure of any mine that might be developed. Eventually, at some unknown time in the future, all of the economically extractable ore will be removed from the Mount Hinton Gold Property, and there will be no ore remaining. This is called depletion of reserves. Ultimately, we must acquire or operate other properties in order to continue as an on going business. Our success in continuing to develop reserves, if any, will affect the value of your investment.

THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH MINING ACTIVITIES.

The mining business is generally subject to risks and hazards, including quantity of production, quality of the ore, environmental hazards, industrial accidents, the encountering of unusual or unexpected geological formations, cave-ins, flooding, earthquakes and periodic interruptions due to inclement or hazardous weather conditions. These occurrences could result in damage to, or destruction of, our mineral properties or production facilities, personal injury or death, environmental damage, reduced production and delays in mining, asset write-downs, monetary losses and possible legal liability. We could incur significant costs that could adversely affect our results of operation. Insurance fully covering many environmental risks (including potential liability for pollution or other hazards as a result of disposal of waste products occurring from exploration and production) is not generally available to us or to other companies in the industry. What liability insurance we carry may not be adequate to cover any claim.

WE ARE SUBJECT TO SIGNIFICANT ENVIRONMENTAL AND OTHER GOVERNMENTAL REGULATIONS THAT CAN REQUIRE SUBSTANTIAL CAPITAL EXPENDITURE, AND CAN BE TIME-CONSUMING.

In connection with our mining, milling, exploration and development activities at the Mount Hinton Property, we are required to comply with various laws and regulations pertaining to exploration, development and the discharge of materials into the environment or otherwise relating to the protection of the environment, all of which can increase the costs and time required to attain operations. We will have to obtain exploration, development and environmental permits, licenses or approvals that may be required for our operations. There can be no assurance that we will be successful in obtaining, if required, a permit to commence exploration, development and operation, or that such permit can be obtained in a timely basis. If we are unsuccessful in obtaining the required permits it may adversely affect our ability to carry on business and cause you to lose part or all of your investment.

MINING ACCIDENTS OR OTHER ADVERSE EVENTS AT OUR PROPERTY COULD REDUCE OUR PRODUCTION LEVELS.

If and when we reach production it may fall below estimated levels as a result of mining accidents, cave-ins or flooding at the Mount Hinton Property. In addition, production may be unexpectedly reduced if, during the course of mining, unfavorable ground conditions or seismic activity are encountered, ore grades are lower than expected, or the physical or metallurgical characteristics of the ore are less amenable to mining or processing than expected. The happening of these types of events would reduce our profitably or could cause us to cease operations which would cause you to lose part or all of your investment.

COMPETITIVE BUSINESS CONDITIONS.

The acquisition of gold mineral properties is subject to competition. If we must pursue alternative properties outside the Mount Hinton Property, companies with greater financial resources, larger staffs, more experience, and more equipment for exploration and development may be in a better position than us to compete for properties. We may have to undertake greater risks than more established companies in order to compete which could affect the value of your investment..

MAINTENANCE OF CLAIM

We are required to carry out a minimum level of work on the claim or pay cash in lieu of doing the work to maintain each of our claims in good standing. We are required to spend CDN$100 each year for each claim on exploration and development. If we cannot afford to carry out the work or pay the fees we could lose our interest in the claims. The loss of some or all of our mineral claims would adversely effect the value of your investment.

THE NUMBER OF FREELY TRADABLE SHARE OF OUR COMMON STOCK COULD DEPRESS THE TRADING PRICE OF OUR COMMON STOCK.

The outstanding shares of common stock covered by this prospectus represent approximately 49.50% of the 8,815,508 common shares outstanding as of the date of this prospectus. Of the shares not covered by this prospectus, 275,076 shares may be re-sold by their respective holders at any time without registration under the Securities Act of 1933 pursuant to Rule 144 promulgated under the Securities Act of 1933. As a result, the holders of these shares could sell their shares at any time. Consequently, a large number of shares could become available for sale if a trading market develops and this could cause the trading price of our shares to decline, thereby adversely affecting the value of your investment.

THERE IS NO MARKET LIQUIDITY FOR OUR SECURITIES AT THIS TIME AND THERE ARE PENNY STOCK SECURITIES LAW CONSIDERATIONS THAT COULD LIMIT YOUR ABILITY TO SELL YOUR SHARES.

Our common stock does not have a public market. We do not know if a public market for our common stock will exist in the future. Our common stock is considered a "penny stock", and the sale of our stock by you will be subject to our having a market maker for our common stock and the "penny stock rules" of the Securities and Exchange Commission. The penny stock rules require broker-dealers to take steps before making any penny stock trades in customer accounts. There could be delays in the trading of our stock. The market liquidity of our stock could be adversely affected. The penny stock rules require a broker-dealer to: (a) advise a customer of the lowest offer and highest bid for our stock, (b) advise a customer of the broker dealer's compensation and (c) make a special written suitability determination for each customer and receive the customer's prior written agreement

THE MARKET PRICE OF YOUR SHARES WILL BE VOLATILE.

The stock market price of gold mining exploration companies like us has been volatile. Securities markets may experience price and volume volatility. The market price of our stock may experience wide fluctuations that could be unrelated to our financial and operating results. Such volatility or fluctuations could adversely affect your ability to sell your shares and the value you might receive for those shares.

                         DETERMINATION OF OFFERING PRICE

We arbitrarily determined the price of the stock in this offering. The offering price is not an indication of, and is not based upon, the actual value of our common stock. The offering price bears no relationship to our book value, assets or earnings, or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                                    DILUTION

We will likely be required to issue more common stock from treasury in order to raise additional capital. Currently, 399,731 shares may be issued to holders of warrants that are exercisable at any time prior to September 30, 2004. We also have 100,000 warrants outstanding that can be exercised on or before May 15, 2005. If common stock is issued to raise additional capital or from the exercise of warrants it will result in the dilution of the existing shareholders.

                             DESCRIPTION OF BUSINESS

We are an exploration stage mining company. Our objective is to exploit our interest in the mineral claims in the Yukon Territory, Canada which we hold through our wholly owned subsidiary, YGC. All of our business activities are undertaken through YGC.

Our claims are located in the Mayo Mining District of the Yukon Territory, Canada. Our objective is to determine whether adequate gold and silver reserves are present in the property covered by our claims to develop an operating mine.

AGREEMENT WITH HINTON SYNDICATE

Our mineral claims are held by our wholly-owned subsidiary, YGC, subject to the terms of an agreement with the Hinton Syndicate (the "Hinton Syndicate Agreement"), a private syndicate consisting of four individuals. Pursuant to the Hinton Syndicate Agreement, YGC must make scheduled cash payments and perform certain work commitments to earn up to a 75% interest in the mineral claims, subject to a 2% net smelter return royalty in favor of the Hinton Syndicate, as further described below.

The scheduled payments are as follows:

         Property Option Payments
         July 7, 2002                       CDN$ 25,000 (payment made)
         July 7, 2003                       CDN$ 75,000 (payment made)
         July 7, 2004                       CDN$150,000 (payment made through share issuance)
         July 7, 2005                       CDN$150,000
         July 7, 2006                       CDN$200,000

                           Total            CDN$600,000
                                               ========

         Work Program (Exploration Expenses)
         Between July 7, 2002 and July 6, 2003                CDN$  150,000 (expense incurred)
         Between July 7, 2003 and July 6, 2004                CDN$  250,000 (expense incurred)
         Between July 7, 2004 and July 6, 2005                CDN$  325,000
         Between July 7, 2005 and July 6, 2006                CDN$1,500,000
         Between July 7, 2006 and July 6, 2007                CDN$2,750,000

                                           Total              CDN$5,000,000
                                                                 ==========

As described above, the Hinton Syndicate Agreement requires us to invest up to CDN$5.6 million in order to obtain a 75% interest in the mineral claims that are the subject of the agreement. We must spend a total of CDN$1.5 million (plus Option Payments, as described above) in order to obtain a 25% interest in the mineral claims. We must spend a total of CDN$2.5 million on exploration in order to obtain a 50% interest in the mineral claims. Upon spending a total of CDN$5.0 million on exploration (plus Option Payments of CDN$600,000), we will hold a 75% interest in the mineral claims. If we reach an ownership interest of 50% but fail to reach the next threshold of 75%, our interest will automatically drop to 45% and the Hinton Syndicate will be entitled to seek alternative sources of funding. Our maximum exploration expense of CDN$5.0 million (plus Option Payments of CDN$600,000 must be made by July 7, 2007 according to our agreement with the Hinton Syndicate. All of the Option Payments due to be made to the Hinton Syndicate through the date hereof have been made through payments of cash of common shares of Yukon Gold. The Hinton Syndicate Agreement permits us to satisfy Option Payments to be made to the Hinton Syndicate by issuing them stock, at their discretion.

The Hinton Syndicate Agreement contemplates that upon the earlier of: (i) discovery of economically minable mineral reserves or (ii) investment of CDN$5.6 million by us, our relationship with the Hinton Syndicate will become a joint venture for the further development of the property. Under the terms of the Hinton Syndicate Agreement, we would control the joint venture. However, once the 75% interest is earned, as described above, we have a further option to acquire the remaining 25% interest in the mineral claims for a further payment of CDN$5,000,000.

The Hinton Syndicate Agreement provides that the Hinton Syndicate receive a 2% "net smelter returns royalty." In the event that we exercise our option to buy-out the remaining interest of the Hinton Syndicate (which is only possible if we have reached a 75% interest, as described above) then the net smelter returns royalty would become 3% and the Hinton Syndicate would retain this royalty interest only. The "net smelter returns royalty" is a percentage of the gross revenue received from the sale of the ore produced from our mine less certain permitted expenses. The Hinton Syndicate Agreement entitles the Hinton Syndicate to appoint one member of YGC's board of directors.

The Hinton Syndicate Agreement pertains to an "area of interest" which includes the area within ten kilometers of the outermost boundaries of the 186 mineral claims, which constitute our mineral properties. Either party may stake claims outside the 186 mineral claims, but each must notify the other party if such new claims are within the "area of interest." The non-staking party may then elect to have the new claims included within the Hinton Syndicate Agreement.

The Hinton Syndicate Agreements provides both parties (YGC and Hinton Syndicate) with rights of first refusal in the event that either party desires to sell or transfer its interest.

Under the Hinton Syndicate Agreement, the Hinton Syndicate is responsible for any environmental liability of claims arising from the status of the property prior to the effective date of the Hinton Syndicate Agreement.

Two of our directors, J. Malcolm Slack and Richard Ewing, are also members of the Hinton Syndicate and are directors of YGC and Yukon Gold.

MINING IN CANADA

The mining industry in Canada operates under both federal and provincial or territorial legislation governing the exploration, development, production and decommissioning of mines. Such legislation relates to the method of acquisition and ownership of mining rights, labor, health and safety standards, royalties, mining and income taxes, exports, reclamation and rehabilitation of mines, and other matters. The mining industry in Canada is also subject to legislation at both the federal and provincial or territorial levels concerning the protection of the environment. Legislation imposes high standards on the mining industry to reduce or eliminate the effects of waste generated by extraction and processing operations and subsequently deposited on the ground or emitted into the air or water. The design of mines and mills, and the conduct of extraction and processing operations, are subject to the regulatory restrictions. The exploration, construction, development and operation of a mine, mill or refinery require compliance with environmental legislation and regulatory reviews, and the obtaining of land use and other permits, water licenses and similar authorizations from various governmental agencies. Legislation is in place for lands under federal jurisdiction or located in certain provinces and territories that provides for the preparation of costly environmental impact assessment reports prior to the commencement of any mining operations. These reports require a detailed technical and scientific assessment as well as a prediction of the impact on the environment of proposed mine exploration and development.

Failure to comply with the requirements of environmental legislation may result in regulatory or court orders being issued that could result in the cessation, curtailment or modification of operations or that could require the installation of additional facilities or equipment to protect the environment. Violators may be required to compensate those suffering loss or damage by reason of mining activities and the violators, including our officers and directors, may be fined or, in some cases, imprisoned if convicted of an offense under such legislation. Provincial and territorial mining legislation establishes requirements for the decommissioning, reclamation and rehabilitation of mining properties that are closed. Closure requirements relate to the protection and restoration of the environment and the protection of public safety. Some former mining properties must be managed for a long time following closure in order to fulfill regulatory closure requirements. The cost of closure of existing and former mining properties and, in particular, the cost of long-term management of open or closed mining properties can be substantial.

We will endeavor to progressively rehabilitate our mining properties during the period of mining our operation so as to reduce the cost of fulfilling closure requirements after the termination or suspension of production. Mineral exploration is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for: locating claims, posting claims, working claims and reporting work performed. We most likely will be required to obtain permits from the Yukon Territory Ministry of the Environment before we commence mining operations at the Mount Hinton Property. We believe that we, and the Mount Hinton Gold Property itself, are currently in compliance in all material respects with applicable environmental legislation and rules. When we terminate production at the Mount Hinton Property, we plan to offset some of the cost of the mine closure, reclamation and rehabilitation with the salvage value of plant and equipment located at the Mount Hinton Property.

GOVERNMENT REGULATIONS

The Company is committed to complying and, to its knowledge, is in compliance with all governmental and environmental regulations. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. Our exploration work is subject to the Mining Land Use Regulations of the Yukon Quartz Mining Act. This Act requires us to obtain permits prior to performing significant exploration programs. We are currently conducting exploration under Class III Permit LQ00106, which is valid until August 7, 2008 and the work proposed in 2004 can be conducted under an amended form of this permit.

The Company cannot predict the extent to which future legislation and regulation could cause additional expense, capital expenditures, restrictions, and delays in the development of the Company's Canadian properties, including those with respect to mining claims. The Company's activities are not only subject to extensive federal, provincial and local regulations controlling the mining of and exploration for mineral properties, but also the possible effects of such activities upon the environment. Streams draining the property make their way to the Mayo River which contains wildlife. We will be obligated to take steps to ensure that such streams draining the property do not become contaminated as a result of our activities on the property. We are not aware of any environmental problems on the property as of the date of this prospectus.

GOVERNMENT REQUIREMENTS FOR MAINTENANCE OF CLAIMS

The Yukon Territorial Government has granted our interest in the 186 mineral claims described in this prospectus. To maintain the claims in good standing, we must expend not less than CDN$100 per year per claim for exploration and development work and file an annual report with the Mayo Mining District Mining Recorder demonstrating such expenditure. As of the date of this prospectus, we have undertaken enough work on 166 of the mineral claims to keep them in good standing until November 1, 2012. The remaining 20 claims expire on September 9, 2004 unless further work in done or we pay CND$100 per claim.

                            THE MOUNT HINTON PROPERTY

Please note that the Glossary at the end of this Prospectus contains definitions for the geological and other specialized terms used in this section.

PROPERTY LOCATION AND DESCRIPTION

The Mount Hinton Property consists of 186 contiguous, unsurveyed mineral claims located in central Yukon Territory, immediately southeast of Keno City at latitude 62o 52'N and longitude 135o 07'W. The claims were staked under the Yukon Quartz Mining Act and are registered in the Mayo Mining District in the name of our wholly owned subsidiary, Yukon Gold Corp. A full Yukon mineral claim is 51.7 acres in size and, because of the complex staking history, many of the Mount Hinton claims are not full size and the property covers an aggregate area of about 9300 acres.

Placer mining claims (rights to mine metals and minerals from alluvial material above the bedrock) held by third parties in upper Thunder Gulch may compromise our surface rights on our claims identified as Hinton II - 1, 2, 4 and 6, which comprise approximately 2% of our total claims.

Exploration is currently being conducted under Class III Permit LQ00106, which is valid until August 7, 2008 and the work proposed could be conducted under an amended form of this permit. The property has no known environmental liabilities and we have completed all required reclamation of all surface disturbances to date.

ACCESS, INFRASTRUCTURE, LOCAL RESOURCES

The Mount Hinton Property lies about 6 miles southeast of Keno City, a largely abandoned mining town that is 37 miles northeast of the Village of Mayo and 233 miles north of Whitehorse, the territorial capital of the Yukon Territories in Canada. Mayo is accessible from Whitehorse by a chip sealed highway and an all season gravel road links Keno City with Mayo.

The Mount Hinton Property encompasses the east west lying twin peaks of Mount Hinton with a saddle between the two peaks and a steep cliff face on the north side that falls off into McNeil gulch. Mount. Hinton is the headwaters of a number of drainage systems including Duncan Creek, Thunder Creek, McNeil Creek, Granite Creek and Keystone Creek. Elevations range from 3,900 ft along stream valley floors to over 6,500 feet at the peak of Mount Hinton. The main area of exploration interest lies along the north-facing wall of the cliff at the headwaters of McNeil Gulch.

The Mount Hinton Property is served by six miles of good four-wheel drive road that extends from Keno City to an exploration camp located at the west end of the claim group in the Duncan Creek Valley. A rough four-mile long four-wheel drive road accesses the north side of the property via Thunder Gulch. Five miles of four-wheel drive road were constructed in 2003 to connect the north and south peaks of Mount Hinton with both the Duncan Creek and Thunder Gulch roads. A rough bulldozer trail along Keystone and Granite Creeks links the south part of the property to a government maintained road at the west end of Mayo Lake. The south and east parts of the property are best accessed by helicopter.

The Mount Hinton Property is relatively well served by local infrastructure. Mayo, with a year round population of about 500, is the local supply and services center. It was the transportation hub for the former United Keno Hill Mines (UKHM) silver-lead mining and milling operation and a number of residents in the area have surface and underground mining skills. An under utilized hydroelectric facility is located near Mayo and transmission lines extend to Elsa and Keno City.

The lower parts of the property are normally explorable from late May until early October although underground exploration could proceed year round. Higher elevations on the claim block are snow free from late June to late September. The area climate is typical of northern continental regions with long, cold winters and relatively temperate summers. Average temperatures in January are about -4oF and in July about 50oF. Total annual precipitation is approximately 35 inches, mostly occurring as rain in the summer months. Maximum snow pack averages less than 40 inches. Although summers are temperate, arctic cold fronts often cover the area and snowfall can occur in any month on the upper slopes of Mount Hinton. Sunlight ranges from about 20 hours per day in late June to approximately 4 hours per day in late December.

PROPERTY HISTORY

The exploration history of the Mount Hinton Property was compiled by our consultant, Archer, Cathro & Associates (1981) Ltd. ("Archer Cathro"), from the now Yukon Geological Survey, Minfile database, from a report on 1968 exploration by Zimmer (1968), and from summary reports prepared by Oullette (1985), Smith
(1998), Junior Mine Services Ltd. (2003) and Carne (2003). The references in this Section to specific vein numbers are more particularly described in the Archer Cathro report that is filed as an Exhibit with the SEC to the registration statement of which this prospectus forms part.

Prior to 1963, numerous claims were held by individuals in the area now encompassed by the present Mount Hinton Property. Sporadic prospecting, both for gold and silver, was carried out with the earliest recorded work dating back to the early 1920's. The most notable effort was a 120 foot adit driven in the cliff face of McNeil Gulch by Charles Brefalt in 1941. No shipments of ore have been reported. An "adit" is a horizontal or nearly horizontal passage driven from the surface for the purpose of exploration or mining of a mineralized zone or ore body.

All of the claims on Mount Hinton Property had been allowed to lapse by 1965 except for 14 held on the north peak of Mount Hinton by Mrs. C. Erickson. Following the release that year of regional scale reconnaissance stream sediment sampling results by the Geological Survey of Canada, UKHM staked 74 claims adjoining the Erickson property to the south and east. A prospecting and geochemical sampling program was carried out the same year and, with 3 new veins identified, UKHM enlarged the property to 276 claims in 1966. That summer an extensive geochemical sampling program was carried out over the entire claim group with about 1,200 soil samples collected at approximately 100 foot by 300 foot sample spacing. Geological mapping and prospecting were also carried out over the property and surrounding areas, identifying an additional 20 veins. Limited hand trenching was conducted on a dozen or more of these vein targets. After the field season, UKHM allowed 138 claims to lapse and optioned the Erickson property. Exploration was focused on the head of McNeil Gulch in the 1967 field season where 22 new veins were discovered by detailed prospecting and hand trenching. In 1968 the McNeil Gulch area was mapped in detail with a plane table survey providing topographic control. All work was carefully tied in by triangulation and aerial photography. Prospecting identified 15 additional veins and hand trenching or stripping on the steep cliff face was carried out on some of these new discoveries. A prospecting shaft was sunk to a depth of 25 ft on the 21 Vein.

A two week bulldozer trenching program was carried out in 1971 on the west side of the property in an attempt to expose strike extensions of the 5 Vein. This work was largely unsuccessful because of deep, frozen overburden cover. "Overburden" is material above the bedrock. The property lay dormant until 1980 when a 5,839 foot short hole percussion drilling program was completed on the 5 Vein. Of the 74 holes, only 24 apparently reached the intended target. In 1984 a helicopter supported underground exploration program was conceived to test characteristics of the 19, 21, 24 and 5 Veins. Due to delays in funding, the work did not commence until early July and the only significant effort was directed to the 19 Vein where a total of 322 feet of drift and crosscut were completed before winter weather forced abandonment of the program. Some prospecting and limited hand trenching were also carried out in the 1984 field season, resulting in the discovery of a new vein.

Claims covering the 1 Vein area were allowed to lapse and the showing was restaked by local prospectors and optioned to Meldean Placers Ltd., which cleaned out the old hand trenches in 1981. 660250 Ontario Limited carried out soil sampling, VLF-EM geophysical surveys and further hand trenching in 1986. Orex Resources Limited completed two short diamond drill holes across the best area of mineralization in 1987.

Low silver prices and declining reserves forced the shutdown of UKHM's nearby silver-lead-zinc mining operation in January 1989. The company has since undergone a number of changes in ownership and attempts at refinancing but none were successful and it was forced into receivership in March 2001. The Yukon Territorial Government currently oversees the surface and underground mines and the milling facility on a care and maintenance basis.

The Hinton Syndicate, a private group, staked claims peripheral to the main area of interest at Mount Hinton in 1998 and optioned them to Yukon Gold Corp. in 2002. Later in 2002 UKHM claims covering the core area of interest on Mount Hinton were allowed to lapse and Yukon Gold Corp. restaked the open ground. Yukon Gold Corp. completed additional staking in August of 2003 and the property now consists of 186 full and fractional claims covering a total area of about 9300 acres. All the significant UKHM discoveries in the area have now been consolidated into the present land holding.

Between August and October of 2002, Yukon Gold Corp. carried out a preliminary evaluation of the Mount Hinton Property with prospecting, limited hand trenching and re-sampling of old workings as well as minor excavator trenching and road building.

In August and September of 2003 an excavator trenching program supervised by Archer Cathro was carried out on the ridge trending north from the north peak of Mount Hinton to test this area for the possible westerly extension of the McNeil Gulch veins. Excavator trenching was also performed on the 5 Vein and a total of 5 miles of new road was constructed to enable vehicle access to previously inaccessible parts of the property. In addition, the Duncan Creek and Thunder Gulch access roads were upgraded to all weather four-wheel drive status. Upon completion of the program, reclamation was carried out as required by the Land Use Permit and all equipment was demobilized.

GEOLOGICAL SETTING

The Mount Hinton Property lies in the southeast part of the Keno Hill mining camp, part of the 350 mile long Tombstone Gold Belt. Between 1913 and 1989, over 6,000 tons of silver, 32,000 tons of lead and 19,000 tons of zinc were extracted from the extensive and numerous vein faults in the Keno Hill area. Further details of the geology of the area can be found in the November 2003 report by Archer, Cathro filed as an Exhibit to our registration statement with the SEC of which this prospectus is a part.

DEPOSIT TYPES

The geological setting and style of mineralization defined to date on the Mount Hinton Property are the same as those for the vein faults that supplied silver-lead zinc ore to a number of successful underground and surface mines in the nearby Keno Hill mining camp.

Two types of vein mineralization are represented in the district, as quartz lenses in zones within northeast trending faults in which considerable amounts of gold and silver were introduced. This is the most common type of precious metal mineralization on the Mount Hinton Property.

The second type of vein mineralization in the Keno Hill mining camp is a later stage of iron, manganese, sulphur, antimony, lead, zinc, silver and cadmium enrichment hosted by siderite rather than quartz. This style of vein fault is responsible for the bulk of the historical silver-lead-zinc production from the Keno Hill area. The 1 Vein is the only showing of this type that has been discovered to date at the Mount Hinton Property.

The most favorable host rocks for vein formation are thick bedded quartzites and greenstones. The principal economic lodes are located in three structural settings:

      o     at the junction of two or more vein faults,

      o     at the junction of a fault and subsidiary fracture, and

      o in massive quartzites and greenstones at or near where the vein faults pass into thin bedded quartzite.

MINERALIZATION

Descriptions of mineralization on the Mount Hinton Property are based primarily on data generated through sporadic exploration conducted by UKHM between 1965 and 1984. This work and the results obtained are summarized in a series of reports filed for claim assessment credit with the Mayo Mining Recorder and these are available for public view. All assays and analytical data resulting from the early work are historical in nature. No rigorous or systematic metallurgical testing has been carried out on the Mount Hinton gold-silver mineralization and no resource estimates have been made that conform to the standards required by National Instrument 43-101, a Canadian standard for the Mining Industry. All creeks draining the property contain anomalous placer gold concentrations to some degree. Duncan Creek and Thunder Gulch, in particular, have supported long term placer mining operations.

VEIN DESCRIPTION

As many as 50 relatively well mineralized gold and silver veins or discrete mineralized vein float trains have been discovered to date on the Mount Hinton Property. They are identified by a number that reflects their order of discovery.

UKHM discovered the majority of these veins during work carried out in the mid 1960's and mid 1980's. Details of these veins and grades of ore from sampling of the veins is set out in the Archer Cathro report that is filed as an Exhibit with the SEC to the registration statement of which this prospectus forms part.

The headwall of McNeil Gulch forms an east-west trending cliff face of Mount Hinton contains most of the important vein occurrences discovered to date on the Mount Hinton property. Gold bearing vein faults are confined to a 1000 foot wide, 2 mile long belt that coincides with the trend of the cliff face. The following is a description of four of the veins that were sampled in this area of the cliff face.

The 19 VEIN was exposed for 80 feet and channel samples at 2 foot intervals returned an average value of 0.19 oz/ton gold and 2.0 oz/ton silver over an average width of about 5.6 feet. The host structure has been traced through mapping, hand trenching and air photo analysis for a distance of 1200 feet.

The 21 VEIN was exposed for a total length of 72 feet and channel sampled at 2 foot intervals. Weighted average grade was 1.24 oz/ton gold and 19.3 oz/ton silver over an average width of 3.4 feet.

The 24 VEIN was channel sampled at 2 foot intervals, yielding an average assay of 0.51 oz/ton gold and 45.1 oz/ton silver over a 1.6 foot average width and an 80 foot length.

The 42 VEIN returned an average grade of 0.68 oz/ton gold and 6.9 oz/ton for a 6 to 8 inch average width over a 40 foot distance from channel samples spaced at 5 foot intervals.


EXPLORATION

This section describes methodology and the generalized results of exploration on the Mount Hinton Property for the period from 1965 to 2003. Earlier work had apparently been performed but no documentation is available although anecdotal references to early work are contained in UKHM files. Work performed in 2002 and 2003 was carried out by Junior Mine Services Ltd. and Archer, Cathro & Associates (1981) Limited, respectively, on behalf of Yukon Gold Corp. Exploration is described in assessment reports submitted to the Mayo Mining Recorder authored by Adams (1986), Carne (2003), Costin and Zimmer (1966), Junior Mine Services (2003), Oullette (1985), Van Tassel (1965), and Zimmer (1967 and 1968).

PROSPECTING AND TRENCHING

The primary exploration tool employed by UKHM from 1965 to 1968 was prospecting for mineralized float in overburden. This work was carried out during the course of geological mapping by exploration geologists, rather than by professional prospectors. Mineralized float was evaluated by small hand pits or foxholes at first and, when a bedrock source was located, the vein quartz was exposed along strike as far as it was feasible. In the case where a vein crossed alternating overburden filled gullies and ridges on the steep cliff face, the gullies were ignored and the tops of the ridges were trenched. Explosives were needed to penetrate permafrost and areas with very coarse overburden. Because of limited bedrock exposure on the valley floors and walls, attention was focused on the steepest slopes. Early discoveries of gold rich float and bedrocks showings in the headwall of McNeil Gulch further limited the scope of the exploration program elsewhere on the property.

UNDERGROUND EXPLORATION

Charles Brefalt drove a 120 foot adit in the cliff face of McNeil Gulch in 1941 but little public record of this work remains. In 1968 an inclined prospect shaft was sunk to a depth of 25 feet on the 21 Vein.

An adit was driven on the 19 Vein in early July 1984. An attempt to drift on the 21 Vein was carried out at the same time but work was curtailed on October 7 after an avalanche of heavy snow. A total of 162.5 feet of drift and 159.4 feet of crosscut were excavated on the 19 Vein. Neither the adit nor the crosscuts intersected well mineralized vein material.

EXCAVATOR TRENCHING

An excavator trenching program was started in 2002 and completed in 2003 to explore the northwest extension of the main vein trend along a northerly trending ridge that forms the north side of the north peak of Mount Hinton as well as testing the 5 Vein on the west side of the south peak of Mount Hinton. Numerous quartz veins and strong vein faults with an orientation similar to the well mineralised structures in the headwall of McNeil Gulch were exposed and sampled by the trenching on the north ridge. Although they are for the most part only weakly mineralised with gold and silver at this location, the veins exhibit good continuity and width.

The 5 Vein is by far the strongest structure found to date in the Mount Hinton area. Excavator and bulldozer trenching in 2003 tested the 5 Vein at 80 to 130 foot intervals over a 560 foot distance down the west flank of the south peak of Mount Hinton. Only low grade mineralization was encountered.

The 2002 and 2003 trenching programs were only partially successful at exposing quartz veins in the two target areas because the veins occur in recessive fault zones, which at the relatively high elevations of Mount Hinton are mantled with an almost impenetrable blanket of ice-cemented overburden and soil. In addition, the highest priority target areas in the headwall area of McNeill Gulch are too steep to employ the use of heavy equipment and other methods will have to be employed to perform an effective evaluation of the economic potential of this part of the property.

GEOCHEMICAL SURVEYS

UKHM carried out systematic soil sampling over much of the current Mount Hinton property in 1965, 1966 and 1968. Samples were generally taken at 100 foot intervals on lines spaced 300 feet apart. The Mount Hinton veins commonly contain lead minerals although significant gold mineralization has also been discovered in the absence of appreciable lead minerals.

Yukon Gold Corp. carried out orientation geochemical sampling in 2003 along newly constructed bulldozer trails in the western part of the Mount Hinton property. A total of 98 soil samples were collected at 164 foot intervals along the road cuts. Analyses were carried out at the ALS Chemex laboratory in North Vancouver B.C.

12 significant soil Geochemical anomalies are described in the Archer Cathro report filed a an exhibit, with the SEC, to the registration statement of which this prospectus forms part.

GEOPHYSICAL SURVEYS

A VLF-EM geophysical survey was carried out by 660250 Ontario Limited over the 1 Vein area in 1986. Eight anomalous features were identified. Three of these correspond closely to areas of interest. The first is the south-east trend of the 1 Vein established by UKHM hand trenching in the 1960's and further explored by 660250 Ontario Limited and Orex Resources Ltd. in 1986 and 1987. The second corresponds with the north-east trending lead geochemical anomaly that possibly represents the vein fault source of the silver rich float found in 1965. A third parallels the second anomalous trend about 650 ft to the south-east where the 1986 soil geochemical survey returned high silver and lead response.

PERCUSSION DRILLING

A total of 5839 feet of air track percussion drilling was carried out in 1980 on the 5 Vein. Holes were drilled to the north across the projected trace of the 5 Vein at dips varying from vertical to -70o. Air track drilling for collection of overburden and shallow bedrock samples was the standard exploration technique utilized by UKHM in the Keno Hill camp. Sampling was routinely carried out at 5 foot or 10 foot intervals from material carried up by compressed air between the rod string and casing. The program was apparently not as successful on the 5 Vein as elsewhere in the Keno Hill mining camp because the machine was not powerful enough to drive casing through the deep, frozen overburden that was encountered. For this reason, there is a good possibility that there was significant dilution or contamination of the sample material. Of the 74 holes, 24 intersected vein material.

DIAMOND DRILLING

Two short diamond drill holes funded by Orex Resources Ltd. in 1987 tested the 1 Vein. The first hole was lost at 180 feet due to caving ground. It was recollared at the same location and completed to a 266 foot depth. Both holes were drilled to the north at -50o. No significant mineralization was intersected.

FURTHER EXPLORATION

The Mount Hinton property covers an area of about 9300 acres. It lies within the Tombstone Gold Belt of central Yukon and many other precious metal occurrences in the region have been the focus of advanced exploration over the past decade. The Mount Hinton property however has received very little modern exploration and the full economic potential remains largely untested. Historical work carried out in the 1960's was principally prospecting with follow up hand trenching, effectively limiting discovery to areas of relatively light overburden cover that occupy only about 10% of the claim group.

Three types of precious metal exploration target are present on the Mount Hinton property.

o Quartz veins hosted by east-northeast trending, steeply dipping transverse fault systems have been the focus of historical work and remain the principal target for further investigation. As many as fifty relatively well mineralized gold and silver bearing quartz vein bedrock or float occurrences have been found. A great majority of them are located on the steep, north facing slopes of the McNeil Gulch cliff headwall in a 1000 foot wide, 2 mile long trend over a vertical distance of 820 feet. Veins that have so far been exposed by hand trenching and evaluated with close spaced channel sampling demonstrate the potential for average grades in the 0.5 oz/ton Gold and 45.1 oz/ton Silver to 1.24 oz/ton Gold and 19.3 oz/ton Silver range over average widths of 1.6 to 3.4 feet, respectively. Past efforts to fully evaluate the various vein zones by hand trenching were frustrated by the steep terrain and difficult overburden conditions.

o Assays of relatively abundant float boulders that comprise the 1 Vein discovery in 1965 returned extremely high silver values including one sample that carried 899 oz/ton Silver with 72% Lead. Subsequent work outlined a south-easterly trending fault. Channel sampling results were disappointing with typical assays of 6 to 8 oz/ton Silver over 5 feet. The best mineralization lies at the north end of the structure, adjacent to an intersecting east-north-east trending fault that is accompanied by a strong lead-silver soil geochemical anomaly and a VLF-EM geophysical anomaly. This latter area is possibly the source of the silver rich boulders and further exploration is required to fully evaluate this hypothesis.

o The third style of mineralization on the Mount Hinton property has received very little attention from previous explorers and only anecdotal mention is made in reports of early work. A number of the known gold bearing veins have associated zones of quartz veinlets or quartz flooded breaks surrounding the veins. The few samples of this type of material that have been assayed returned anomalous values of gold and silver. This may represent an unrecognized bulk tonnage gold target similar to others that have been successfully explored elsewhere in the Keno Hill district.

Historical exploration at Mount Hinton was limited in effect by logistical and technical problems as well as a relatively narrow scope based on contemporary knowledge about gold-silver deposit geology and metallurgy. The setting, style and grade of gold and silver mineralization discovered to date on the property are very encouraging and an aggressive program of further work is fully warranted.

The best exploration targets appear, on the basis of present knowledge, to be in the north facing cliff wall of McNeil Gulch where a large number of relatively high grade quartz veins are present. Unfortunately, the extremely rugged local topography limits testing by surface diamond drilling to relatively long holes collared on the opposite side of the ridge. The first phase of additional work will therefore focus on improving the exploration database across the property as well as laying a geological, geochemical, and geophysical foundation for a second phase of underground development that will enable an evaluation of the McNeil Gulch veins by close spaced underground diamond drilling. We plan to have a qualified mining consultant perform a thorough review of the first phase surface exploration and geotechnical data before underground development is carried out. Permitting of this type of work will require that baseline environmental surveys to be completed early in the first phase of exploration.

Exploration for new precious metal occurrences will be guided by relatively close spaced soil sampling in areas that remain untested by historical geochemical surveys. In addition, previously defined lead soil geochemical anomalies will be resampled on a detailed basis to provide definitive targets for follow up.

Because the mineralised vein faults often contain conductive graphitic zones in addition to vein quartz, geophysical methods will be useful in tracing the host structures beneath overburden cover. Orientation surveys incorporating a number of geophysical techniques will be carried out on the advice of a qualified geophysical consultant. If this test work is successful, systematic geophysical exploration will be carried out over target areas that are identified by prospecting and geochemical surveys, especially where overburden cover is extensive.

Two small bulk samples of near surface gold mineralization collected in 1967 underwent preliminary metallurgical testing but the results were inconclusive. Sample material provided from drill core will be more representative than material collected from surface trenches and preliminary testing on composites of drill core coarse rejects will be carried out under the direction of a qualified metallurgical consultant as a part of the first phase work. If warranted, a larger bulk sample will be collected from underground exposures of vein material during the second phase of the program.

We will require a significant amount of capital to complete a full evaluation of the Mount Hinton Property or to develop an economic ore body. If we are not successful in raising the required capital we will not be successful in developing an economic ore body and may not earn the 75% interest or any interest in the Mount Hinton Property.

CLAIM HOLDING

CLAIM NAME AND #           GRANT NO.               EXPIRY DATE   REGISTERED OWNER            % OWNED       NTS #'S
R      Hinton 1 - 2        YC00401 - YC00402       2011/11/01    Yukon Gold Corp             100.00        105M14  F
R      Hinton 3 - 30       YC00403 - YC00430       2011/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton 31 - 32      YC00431 - YC00432       2007/11/01    Yukon Gold Corp             100.00        105M14  F
R      Hinton 33 - 34      YC00433 - YC00434       2007/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton 35           YC01091                 2011/11/01    Yukon Gold Corp             100.00        105M14  P
R      Hinton II 1 - 11    YC01126 - YC01136       2011/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton II 12        YC01137                 2010/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton II 13 - 22   YC01138 - YC01147       2011/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton II 23        YC01148                 2010/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton II 24 - 26   YC01149 - YC01151       2011/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton III 1 - 7    YC01152 - YC01158       2008/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton III 8        YC01159                 2007/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton III 9 - 14   YC01160 - YC01165       2008/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton IV 1         YC01424                 2009/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton IV 2 - 6     YC01425 - YC01429       2008/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton V 1 - 4      YC01417 - YC01420       2008/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton V 5          YC01421                 2008/11/01    Yukon Gold Corp             100.00        105M14  P
R      Hinton V 6          YC01422                 2008/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton V 7          YC01423                 2007/11/01    Yukon Gold Corp             100.00        105M14
R      Key 1 - 10          YC10609 - YC10618       2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 11 - 12         YC10619 - YC10620       2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 13              YC10621                 2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 14              YC10622                 2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 15              YC10623                 2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 16              YC10624                 2009/11/01    Yukon Gold Corp             100.00        105M14
R      Key 17              YC10625                 2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 18              YC10626                 2009/11/01    Yukon Gold Corp             100.00        105M14
R      Key 27 - 28         YC10627 - YC10628       2009/11/01    Yukon Gold Corp             100.00        105M14
R      Key 29              YC10629                 2010/11/01    Yukon Gold Corp             100.00        105M14
R      Key 30              YC10630                 2009/11/01    Yukon Gold Corp             100.00        105M14
R      Key 31 - 34         YC10631 - YC10634       2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 35 - 42         YC10635 - YC10642       2009/11/01    Yukon Gold Corp             100.00        105M14
R      Key 43              YC10643                 2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 44              YC10644                 2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 45              YC10645                 2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 46              YC10646                 2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 47              YC10647                 2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 48              YC10648                 2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 49 - 50         YC10649 - YC10650       2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 57 - 62         YC10651 - YC10656       2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 63 - 82         YC10657 - YC10676       2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 89              YC10677                 2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 90 - 92         YC10678 - YC10680       2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 100 - 101       YC10693 - YC10694       2012/11/01    Yukon Gold Corp             100.00        105M14  F
R      Key 102 - 103       YC10695 - YC10696       2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 104             YC10697                 2012/11/01    Yukon Gold Corp             100.00        105M14  F
       Moon 1              YC10957                 2004/09/09    Yukon Gold Corp             100.00        105M14  F
       Moon 2 - 12         YC10958 - YC10968       2004/09/09    Yukon Gold Corp             100.00        105M14
       Red 1 - 9           YC10948 - YC10956       2004/09/09    Yukon Gold Corp             100.00        105M14


CRITERIA(S) USED FOR SEARCH:

CLAIM STATUS: ACTIVE & PENDING            OWNER(S): YUKON GOLD CORP              REGULATION TYPE: QUARTZ
                                                                                 Total claims selected: 186

Left column indicator legend:             Right column indicator legend:

R - Indicates the claim is on             L - Indicates the Quartz Lease.        D - Indicates Placer Discovery
    one or more pending renewal(s).

P - Indicates the claim is pending.       F - Indicates Full Quartz              C - Indicates Placer Codiscovery
                                              fraction (25+ acres)

                                          P - Indicates Partial Quartz
                                              fraction (<25 acres)               B - Indicates Placer Fraction


                              GOLD PRICE VOLATILITY

The volatility of the market price of gold is illustrated by the following table which sets forth for the periods indicated the high and low of the London PM (afternoon) fix of the gold price in U.S. dollars per ounce (rounded to the nearest dollar), as published by Kitco Precious Metals Company of Canada at www.Kitco.com. Gold Prices Per Ounce (US$)

         Year              High             Low

         1998              $ 313            $ 273
         1999              $ 325            $ 252
         2000              $ 312            $ 263
         2001              $ 293            $ 255
         2002              $ 349            $ 277
         2003              $ 412            $ 321

As of January 10, 2004, the London PM fix of the gold price was US$421.

                                   FISCAL YEAR

Our fiscal year end is May 31.

                                 TRANSFER AGENT

Our transfer agent is the Transfer Agent and Registrar for the Common Stock is Olde Monmouth Stock Transfer Co. Inc., Atlantic Highlands, New Jersey.


                                    EMPLOYEES

We have has no full-time employees. We rely primarily upon consultants to accomplish our exploration activities. We are not subject to a union labor contract or collective bargaining agreement. Management services are provided by our executive officers on an "as-needed" basis

                                STOCK OPTION PLAN

On October 28, 2003, we adopted the 2003 Stock Option Plan (the "Plan") under which our officers, directors, consultants, advisors and employees may receive stock options. The aggregate number of shares of common stock that may be issued under the plan is 5,000,000. The purpose of the Plan is to assist us in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors, and employees of Yukon Gold and YGC who contribute to our success, and to achieve long-term objectives that will inure to the benefit of all shareholders through the additional incentive inherent in the ownership of our common stock. Options granted under the plan will be either "incentive stock options", intended to qualify as such under the provisions of section 422 of the Internal Revenue Code of 1986, as from time to time amended (the "Code") or "unqualified stock options". For the purposes of the Plan, the term "subsidiary" shall mean "Subsidiary Corporation", as such term is defined in section 424(f) of the Code, and "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

The Plan will be administered by the Board of Directors who will set the terms under which options are granted. No options have been granted under the Plan as of the date of this prospectus.

                                   COMPETITION

There is aggressive competition within the minerals industry to discover and acquire properties considered to have commercial potential. We compete for the opportunity to participate in promising exploration projects with other entities, many of which have greater resources than we do. In addition, we compete with others in efforts to obtain financing to explore and develop mineral properties.

                                     HISTORY

We were incorporated in the State of Delaware on May 31, 2000 under the name, "Realdarts International, Inc." The company was formed to effect a plan of merger with a Florida corporation which was, at the time, negotiating to acquire marketing rights to an electronic scoreboard system for the game of darts. On August 3, 2000, we changed our name to "Optima 2000, Inc." and on August 8, 2000 we again changed our name to "Optima International, Inc." On the same date we changed the name again to "Optima Global Corporation." On February 2, 2001, we merged with the Florida corporation that was pursuing the rights to the electronic scoreboard and we were the surviving corporation. In connection with that merger, we issued shares of our common stock to the shareholders of the Florida corporation on a one-for-one basis. We terminated the plan to acquire the rights to the electronic scoreboard system after determining that there was an insufficient market for this product and that financing could not be obtained. On November 20, 2002, the company again changed its name to "Take 4, Inc." with no specific business plan.

On October 27, 2003 we changed our name to "Yukon Gold Corporation, Inc." and on November 1, 2003 we acquired 3,000,000 shares of YGC which, as of the date of this prospectus, represent all of the outstanding shares of YGC.

On November 10, 2003 we completed two (2) private placements raising CDN$100,000 and US $175,000.

On November 14, 2003, Stafford Kelley, J. Malcolm Slack, Peter Slack, Richard Ewing, and Warren Holmes were appointed to the Board of Directors and J. Paul Hines, the former President and Director, resigned.

On November 17, 2003 we accepted the assignment from YGC of ten Subscription Agreements for the purchase of common stock of YGC. By accepting the assignment of these Subscription Agreements, we agreed to issue 1,027,932 shares of our common stock and 399,731 warrants for the purchase of our common stock in consideration of CDN$448,464.50 and US$50,000.00. Each such warrant entitles the holder to purchase one common share of Yukon Gold for CDN$1.00 on or before September 30, 2004.

On January 23, 2004 we issued 300,000 common shares and 100,000 warrants to the members of the Hinton Syndicate for CDN$150,000 in lieu of the cash "property payment" due on July 7, 2004 under the Hinton Syndicate Agreement. Each warrant entitles the holder to purchase one common share for CDN$1.00 on or before May 15, 2005.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

GENERAL

The following discussion and analysis of our financial condition and plan of operation should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus. This prospectus contains numerous forward-looking statements relating to our business. Such forward-looking statements are identified by the use of words such as believes, intends, expects, hopes, may, should, plan, projected, contemplates, anticipates or similar words. Actual operating schedules, results of operations, ore grades and resource estimates and other projections and estimates could differ materially from those projected in the forward-looking statements.

Yukon Gold is a mineral exploration company with its head office in Toronto Canada. We are engaged in the exploration for gold and silver in the Yukon Territory Canada. We are incorporated in the State of Delaware. We have a wholly owned subsidiary, YGC, incorporated under the laws of the Province of Ontario Canada which we acquired control of on November 1, 2003 and through which we presently carry out all of our operations.

Neither of Yukon Gold or our subsidiary, YGC, have had any revenue since inception. Yukon Gold had a stockholder deficiency of US$13,900 and YGC had a stockholder deficiency of US$312,873 as of October 31, 2003. These deficiencies were funded by subscriptions received in 2002 and 2003. The funds raised were used for exploration, option payments on our claims and general administration.

RESULTS OF OPERATIONS

We were inactive from the date of our incorporation until November 1, 2003 when we acquired all of the outstanding shares of YGC.

We recorded a loss since our inception to October 31, 2003 of US$13,900. Our expenditures were primarily for administration expenses of maintaining the company.

YGC's general and administration expenses were US$23,313 from incorporation to April 30, 2003 and for the six months ended October 31, 2003 were US$22,389. The cumulative general and administration expense at October 31, 2003 was US$45,702.

YGC incurred project expenses on the Mount Hinton Property of US$100,792 from incorporation to April 30, 2003 and US$165,013 for the six months ended October 31, 2003. The cumulative project expenses were US$265,805 at October 31, 2003.

YGC's amortization expense was US$678 from incorporation to April 30, 2003 and US$688 for the six months ended October 31, 2003.

YGC recorded losses of US$124,783 at the year end April 30, 2003 and US$188,090 during the six months ended October 31, 2003. The cumulative loss at October 31, 2003 was US$312,873.

CAPITAL RESOURCES AND LIQUIDITY

YGC received subscription funds for common shares and warrants totaling US$155,205 during the period ended April 30, 2003,and US$156,657 during the six months ended October 31, 2003.

Subsequent to October31, 2003, Yukon Gold acquired YGC. For details of the acquisition and other subsequent events please refer to the section entitled, HISTORY and the YGC and Pro-forma Financial Statements included in this prospectus.

At January 31, 2004 we had US$134,562.23 in cash and our subsidiary, YGC, had US$7,527.66 and CDN$22,787.98 in cash. We anticipate that most of this money will be required to complete the process of registering our common shares with the SEC and obtaining a listing, if possible, on the OTC Bulletin Board. We hope to raise additional funds of not less than US$400,000 this year. If we are not successful in raising such funds we could lose our interest in the Mount Hinton Property. Under the Hinton Syndicate Agreement, we must have CDN $325,000 prior to July 7, 2004, which must be applied to further exploration on the Mount Hinton Property prior to July 7, 2005. There is no assurance that we will be able to raise this money in the required time. If we are unable to raise this money we could loose our interest in the Mount Hinton Property.

PLAN OF OPERATIONS

Our only asset is our interest in the Mount Hinton Gold Property. We require additional capital to implement our exploration program at the Mount Hinton Property. We will try to raise money to complete our exploration program, either through a public offering or private placements of our securities or through loans (or both).

Our plan of operations for the next twelve months is to continue exploration and development activities at the Mount Hinton Property. We are required to spend CND$325,000 prior to July 7, 2005 in carrying out further exploration on the Mount Hinton Property. We anticipate that we will require substantial financing in order to proceed with our plan to develop an ore body. We presently do not have any arrangements in place to finance this exploration and development and there is no assurance that the necessary financing will be obtained. If we are unable to secure new financing, then we will not be able to carry out the required exploration and may not be able to maintain our interest in the Mount Hinton Property.

DISCLOSURE CONTROLS AND PROCEDURES

In connection with our compliance with securities laws and rules, our Secretary/Treasurer evaluated our disclosure controls and procedures on January 2, 2004. He has concluded that our disclosure controls and procedures are effective. There have been no significant changes in our internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of the date of this prospectus, there are 8,815,508 shares of common stock outstanding, held by 660 shareholders of record. There is no public trading market for our common stock. We have no outstanding options or convertible securities. We have 499,731 warrants outstanding, 399,731 of which expire on September 30, 2004 and 100,000 of which on May 15, 2005. Each warrant entitles the holder to purchase one common share of Yukon Gold for a purchase price of CDN$1.00. We are registering 4,469,483 shares of our common stock in this prospectus which will be available for sale when this prospectus becomes effective. We have outstanding 275,076 shares of common stock, not covered by this prospectus, that could be sold by the respective holders of such shares at any time pursuant to Rule 144 under the Securities Act of 1933. In addition, we have outstanding 4,070,949 shares of common stock that has been held by its respective holders for less than one year and is considered "restricted" stock under Rule 144 and which cannot be freely re-sold by its holders as of the date of this prospectus but which may be freely re-sold at a future date. Of that amount 2,953,500 shares of common stock is held by officers and directors of Yukon Gold and may be re-sold in the future subject to the volume restrictions imposed by Rule 144 upon affiliates of issuers. Other than the shares covered by this prospectus, we have not agreed to register any of our securities under the Securities Act for sale by shareholders. Currently, 399,731 shares that may be issued to holders of warrants that are exercisable at any time prior to September 30, 2004. We also have 100,000 warrants outstanding that can be exercised on or before May 15, 2005. To date we have not paid any dividends on our common stock and we do not expect to declare or pay any dividends on our common stock in the foreseeable future. Payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by the Board of Directors.

            DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS

                               BOARD OF DIRECTORS

The following individuals have agreed to sit on the Board of Directors of Yukon Gold and were installed as directors on November 14, 2003. Each director will serve until the next meeting of shareholders or until replaced. Each individual's background is of material importance to Yukon Gold.

Warren Holmes                   Chairman of the Board of Directors and CEO

Stafford Kelley                 Director and Secretary/Treasurer

Peter Slack                     Director and President

Malcolm Slack                   Director

Richard Ewing                   Director


                    WARREN HOLMES, DIRECTOR, CHAIRMAN AND CEO
                                     AGE: 61

Mr. Warren Holmes was born (l942), and raised in South Porcupine, Ontario, Canada, the heart of the famous Porcupine Gold Mining Area.

He studied Mining Engineering at Queen's University, Kingston, Ontario and spent summer vacations working as a miner in the mines of Red Lake, Manitouwadge, and the Porcupine. Upon graduation in l964 he joined Noranda as an Engineer in Training and worked through a series of engineering, supervising and management roles to become General Superintendent of Mines for Pamour Porcupine in l973.

In l975, with Noranda's support, he returned to university and graduated from the University of Western Ontario, London, Ontario in l977 with an MBA. He continued working with Noranda and became Vice President & General Manager of Pamour Porcupine Mines Limited in l984. He left Pamour and the Noranda Group in l986 to join Falconbridge Limited as Manager of Mines in Sudbury. After working through the senior management roles of Falconbridge - Sudbury, and Falconbridge Kidd Creek, Warren was appointed Vice President - Canadian Nickel Operations, and in l999 Senior Vice President - Canadian Mining Operations. Warren retired from Falconbridge in July 2002 and joined the Boards of a number of junior mining companies.

During his career Warren has been Chairman of the Ontario Mining Association, The Canadian Industrial Program for Energy Conservation, MIRARCO - a research and development arm of Laurentian University and the Timmins Economic Development Corporation. He has been Vice Chair of The Mining Association of Canada and on the Boards of numerous community, provincial and national organizations.

Mr. Holmes is president and a director of Nuinsco Resources Limited and a director of Kirkland Lake Gold Limited and a director of Wallbridge Mining Limited and Jaguar Nickel Limited. All of these company are publicly held companies whose shares are traded on Canadian exchanges and they are in the business of mining and exploration. He is currently President-Elect of The Canadian Institute of Mining, Metallurgy and Petroleum; Co-Chair of The Ontario Government's Mining Cluster Initiative.


                STAFFORD KELLEY, DIRECTOR AND SECRETARY/TREASURER
                                     AGE: 71

Mr. Kelley has been operating businesses he controlled since 1948. He was actively involved in real estate and construction business up until 1980 and was responsible for the development and financing of numerous major projects in the Burlington and Oakville area as well as other parts of Ontario and in Florida. Mr. Kelley spent a portion of his time during the 1960's and 1970's in sales and management, training and public speaking.

In 1975, Mr. Kelley first became involved with publicly held companies that were in the business of exploring for gold. He has been an officer and director of several public companies and has participated in obtaining financing for these companies.

In 1985, Mr. Kelley participated in the acquisition of an operating gold mine in Gunnison, Colorado. During this time Mr. Kelley also participated in the operation of a placer gold mine in Ely Nevada. In 1988, Mr. Kelley also participated in the development of a gold mine in Smither, British Columbia and a coal mine in Logan West Virginia. He has managed numerous exploration projects in the United States and Canada.

In 1993, Mr. Kelley founded and is President of Medallion Capital Corp., which specializes in taking companies public in Canada and the U.S. Medallion provides consulting services covering securities and exchange reporting, financing, human resources, mergers and acquisitions, public disclosure and investor relations. The company is licensed under the Ontario Securities Commission and has been involved in numerous financings for the companies it sponsors.

                       PETER SLACK, DIRECTOR AND PRESIDENT
                                     AGE: 38

Mr. Peter Slack has over 20 years experience in the gold mining and exploration industry. Mr. Slack began his career in 1984 as a director of JMS Mine Contracting where he was involved in prospecting and open pit mine contracting up until 1988. After graduating from Western University in 1988 with A B.E.Sc in mechanical engineering he then went on as a junior engineer with Dynatec Engineering Ltd. where he was involved in the engineering and design work for the Craig Shaft sinking project for Falconbridge among many other specialized hoisting and surface plant engineering projects for major mining companies. Mr. Slack then began an engineering software design company (PJS Enterprises) and consulted as business and engineering systems specialist. Some of the clients include Inco, Breakwater Resources and Blackhawk Mining. He also developed several specialized engineering software packages that were sold and distributed to most of the major engineering firms across North America. In 1994 up to present time Mr. Slack was director and president of Junior Mine Services Ltd., a family owned and operated company, and specialized in public company fund raising and mine development. During this time Mr. Slack worked on fund raising and development projects for Deak Resources Corporation, Nuinsco Resources Ltd., and BYG Natural Resources specifically on gold projects.

Mr. Slack also had past roles as Director and Vice President Engineering for Omni Resources, Director of Conquest Yellowknife Resources Limited, Chief Engineer and Director of Remote Droid Systems who developed specialized remote control systems for large industrial and underground mining equipment. More recently Mr. Slack was Director of IT for Concord Elevator and developed several proprietary integrated product configuration software systems as well as implemented a fully integrated MRPII system. Currently Mr. Slack is C.O.O and Director of Agricultural Mineral Prospectors Inc., Director of GoldWright Exploration Limited, President and Director of Junior Mine Services Ltd., and Director of Yukon Gold Corporation. Mr. Slack also continues to develop engineering and business software systems and is also an active music composer and producer.

Malcolm Slack, a Director of Yukon Gold, is Peter Slack's father.


                             MALCOLM SLACK, DIRECTOR
                                     AGE: 69

Malcolm Slack was born October 16, 1934 in Timmons Ontario. This is one of the most prolific mining districts Canada.

He graduated from the Haileybury School of Mines in 1955 and continued his education during his working career at Western Ontario University. He completed a B.A. in Economics in 1963 and a M.B.A., in 1970.

Prior to graduating from the Haileybury School of Mines he worked for Hollinger Consolidated Gold Mines Ltd, Mc Intyre Porcupine Mines ltd, Canadian Johns Manville Ltd, Bell & White Assay Labs and the Iron Ore Company of Canada.

From 1955 to 1960 he was employed by Rio Algom Mines Ltd, as Mine Engineer, Mine Supervisor and Chief Industrial Engineer in development of large underground mines.

He served as Production Superintendent at Steep Rock Iron Mines Ltd from 1963 until 1968 and was a Consulting Engineer while attending university to obtain his M.B.A.

Following his graduation in 1970 he spent 10 years with Noranda Mines Ltd in positions of:

                           V.P. of Development
                           V.P. of Mining GM of Mining
                           VP & COO of subsidiaries
                                    Pamour Porcupine Mines Ltd.
                                    Noranda Mining
                                    Orchan Mines Ltd
                                    Mining Corporation of Canada Ltd


In 1980 Mr. Slack moved on to assist in the formation of the Lac Minerals becoming Senior VP, Director and COO of the Lac Mining Group.

In 1982 he formed Junior Mine Services Ltd (JMS) with his sons, who are also miners, providing financing, management and engineering services for new and existing projects with economic or operating problems. JMS has been responsible for bringing numerous mines to production and assisting in raising capital for a number of junior mining companies. Mr. Slack turned his interest in this company over to his children.

Mr. Slack is noted in the industry for his talent as a problem solver and the economic operation of numerous Canadian mines.

Peter Slack, a Director of Yukon Gold, is Malcolm Slack's son.


                             RICHARD EWING, DIRECTOR
                                     AGE: 47

Mr. Ewing was born and raised in Mayo, Yukon Territory, Canada. Following his graduation from JV Clarke High School, he went directly into his family's sawmill business. Mr. Ewing took over the family business in 1983, producing timber for the United Keno Hill Mine. He later expanded the business into the general construction business.

Mr. Ewing is also the President of Ewing Transport Ltd., which was incorporated in 1983. The company builds major public infrastructure facilities including sewer and water facilities, roads, transmission lines and airstrips. The company also maintains these facilities pursuant to contracts with Canadian governmental entities.

In 1998, Mr. Ewing formed Silver Trail Contracting, a joint venture between Ewing Transport Ltd. and Nacho Nyak Dun First Nation Development Corporation. This company is active in the construction business for projects sponsored by the First Nations Indian Band.

Mr. Ewing has served as a member of the Town Counsel of Mayo and as Deputy
Mayor.

Mr. Ewing coordinated a Heavy Equipment training course for Selkirk First Nation and Nacho Nyak Dun First Nation. Yukon College and Yukon Territorial Government
- Advanced Education worked closely with Mr. Ewing to ensure the education program was a success. Ewing Transport Ltd. provided on-the job training to the participants while completing two substantial contracts in the region for both First Nations.

                             EXECUTIVE COMPENSATION

No officer or director has received any remuneration from us since our inception. Although we have no compensation plan in existence, it is possible that we will adopt such a plan in the future to pay or accrue compensation to our officers and directors for services related to the operation of our business. Although we have no retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, it is possible that we will adopt such a plan in the future. Although we have no employment contract or compensatory plan or arrangement with any of our directors, it is possible that we will adopt such a plan in the future. We have a Stock Option Plan described herein under that heading.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have 8,815,508 shares of common stock issued and outstanding. Consequently, for purposes of describing shareholder voting rights, we have included in the table below the number of common shares of Yukon Gold held by the officers and directors of Yukon Gold. The last column of the table below reflects the voting rights of each officer and/or director as a percentage of the total voting shares (common shares of Yukon Gold).

---------------------------------------------------------------------------------------------------
                                             NUMBER OF SHARES                PERCENTAGE OF
             NAME AND ADDRESS                OF COMMON STOCK                   CLASS HELD
         OF BENEFICIAL OWNER (3)
--------------------------------------------------------------------------------------------------
Warren Holmes
371 Hart St.                                           750,000            8.5% of Yukon Common
Timmon, Ontario  P4N 6W9                                                         Shares

Stafford Kelley
146 Trelawn Ave.                                       750,000            8.5% of Yukon Common
Oakville, Ontario  L6J 4R2                                                       Shares

Peter Slack
5954 Winston Churchill Blvd.                           150,000            1.7% of Yukon Common
R.R. #1                                                                          Shares
Alton, Ontario  L0N 1A0

Malcolm Slack
5920 Winston Churchill Blvd.                           768,000            8.7% of Yukon Common
R.R. #1                                                                          Shares
Erin, Ontario  N0B 1T0

Richard Ewing
Box 111                                                535,500            6.1% of Exchangeable
Mayo, Yukon  M0B 1M0                                                             Shares

                  TOTAL                               2,953,500                   33.5%


Note (1): Malcolm Slack's wife and children, excluding Peter Slack, own 600,000 common share of Yukon Gold. Mr. Slack owns 168,000 shares directly.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Medallion Capital Corp., an Ontario, Canada Corporation is wholly owned by its President Stafford Kelley, who is also Secretary and Treasurer of Yukon Gold.

Medallion Capital Corp. and Stafford Kelley are registered with the Ontario Securities Commission as a Limited Market Dealer.

Medallion Capital Corp. has provided office space, accounting services and other administrative services to Yukon Gold and it's wholly owned subsidiary, YGC, and was employed to raise capital for YGC.

Medallion Capital Corp. has entered into a Management Agreement with Yukon Gold on November 1, 2003.

Medallion Capital Corp. has been paid the following amounts for these services:


2002 by YGC                      Accounting, Administration, office space                    CDN$18,071.10
                                 Commissions                                                 CDN$17,657,64
2003 by YGC                      Accounting, Administrative, and office space                CDN$19,677.90
                                 Commissions                                                 CDN$27,179.92
To Jan. 31, 2004 by YGC          Accounting, Administrative, and office space                CDN$ 3,060.54
                                 Commissions                                                 CDN$     0.00
2003 By Yukon Gold               Accounting, Administrative, and office space                US$ 20,121.87
                                 Commissions                                                 US$  6,478.00
To Jan. 31, 2004 by YGC          Accounting, Administrative, and office space                US$ 10,156.34


Peter Slack President and Director of Yukon Gold is a 40% owner of Junior Mines Services with the balance of that company owned by his brother and sister.

In June 2003 YGC paid Junior Mines Services CDN$9,924.25 for preparations of drawings and a report on the 2002 exploration program on the Mount Hinton Property.

Richard Ewing a Director of Yukon Gold is the President and sole owner of Ewing Transport Ltd. YGC employed Ewing Transport Ltd. to provide equipment and personnel to carry out road building, tracking claim stakes and other services related to the exploration carried out in 2002 and 2003 on the Mount Hinton Property. His company was paid CDN$37,285.63 in 2002 and CDN$137,250.65 in 2003.

In addition Mr. Ewing received CDN$38,250.00, plus 153,000 common shares of Yukon Gold and 51,000 warrants for shares of Yukon Gold in consideration for his share of the Hinton Syndicate Option payments.

Malcolm Slack Director of Yukon Gold received CDN$12,000, plus 48,000 common shares of Yukon Gold and 16,000 warrants for shares of Yukon Gold in consideration for his share of the Hinton Syndicate Option payments.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

We were incorporated in the State of Delaware on May 31, 2000 under the name "RealDarts International, Inc." The Company was formed to effect a plan of merger with a Florida corporation which was, at the time, negotiating to acquire marketing rights to an electronic scoreboard system for the game of darts. On August 3, 2000, we changed our name to "Optima 2000, Inc." and on August 8, 2000 we again changed our name to "Optima International, Inc." On the same date we changed the name again to "Optima Global Corporation." On February 2, 2001, we merged with the Florida corporation that was pursuing the rights to the electronic scoreboard and we were the surviving corporation. In connection with that merger, we issued shares of our common stock to the shareholders of the Florida corporation on a one-for-one basis. We terminated that business plan upon determining that there was an insufficient market for this product and that financing could not be obtained.

On November 20, 2002, the company again changed its name to "Take 4, Inc." with no specific business plan.

On October 27, 2003 we changed our name to "Yukon Gold Corporation, Inc." and on November 1, 2003 we acquired all of the shares of YGC.

On November 10, 2003 we completed two (2) private placements raising CDN$100,000 and US $175,000.

On November 14, 2003, Stafford Kelley, J. Malcolm Slack, Peter Slack, Richard Ewing, and Warren Holmes were appointed to the Board of Directors and J. Paul Hines, the former President and Director, resigned.

On November 17, 2003 we accepted the assignment from YGC of ten Subscription Agreements for the purchase of common stock of YGC. By accepting the assignment of these Subscription Agreements, we agreed to issue 1,027,932 shares of our common stock and 399,731 warrants for the purchase of our common stock in consideration of CDN$448,464.50 and US$50,000.00. Each such warrant entitles the holder to purchase one common share of Yukon Gold for CDN$1.00 on or before September 30, 2004.

On January 23, 2004 we issued 300,000 common shares and 100,000 warrants to the members of the Hinton Syndicate for CDN$150,000 in lieu of the cash "property payment" due on July 7, 2004 under the Hinton Syndicate Agreement. Each warrant entitles the holder to purchase one common share for CDN$1.00 on or before May 15, 2005.

                            DESCRIPTION OF SECURITIES

The following description of our common stock is a summary of the material terms of our common stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation as amended, our Bylaws and by the applicable provisions of the State of Delaware law. Our authorized capital stock consists of 50,000,000 of Common Stock having a par value of $0.0001 per share. There is no cumulative voting for the election of directors. There are no preemptive rights to purchase shares. The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, our net assets available to shareholders after payment of all creditors. All of our issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that our unissued shares of common stock are subsequently issued, the relative interests of existing shareholders may be diluted.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered hereunder by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will sell their shares at US$0.50 per share until our securities are quoted on the OTC Bulletin Board or other specified market and thereafter at prevailing market prices or at privately negotiated prices.

                  SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

The registration statement, of which this prospectus forms a part, relates to our registration, for the account of the selling shareholders, of an aggregate of 4,368,733 shares of common stock. We will not receive any of the proceeds from the sale of these shares.

Selling shareholders will sell at a fixed price of $0.50 per share until our common stock is quoted on the OTC Bulletin Board. Thereafter, the selling shareholders will sell their common stock at prevailing market rates or privately negotiated prices. The sale of the selling shareholders' shares by the selling shareholders may be effected from time to time in transactions, which may include block transactions by or for the account of the selling shareholders, in the over-the-counter market or in negotiated transactions, or through the writing of options on the selling shareholders' shares, a combination of these methods of sale, or otherwise. Sales may be made at market prices prevailing at the time of sale, or at negotiated prices. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. We file a post-effective amendment to our registration statement with the SEC if any selling shareholder enters into an agreement to sell shares through broker-dealers acting as principals after the date of this prospectus.

The selling shareholders, during the time each is engaged in distributing shares covered by this prospectus, must comply with the requirements of Regulation M under the Exchange Act. Generally, under those rules and regulations they may not: (i) engage in any stabilization activity in connection with our securities, and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling shareholders and broker-dealers, if any, acting in connection with these sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

Sales of any shares of common stock by the selling shareholders may depress the price of the common stock in any market that may develop for the common stock.

At the time a particular offer of the shares is made by or on behalf of a selling stockholder, to the extent required, a prospectus supplement will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for shares purchased from the selling stockholder and any discounts commissions, or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.

Under the Securities Exchange Act of 1934, as amended, and its regulations, any person engaged in the distribution of shares of common stock offered by this prospectus may not simultaneously engage in market-making activities with respect to the common stock during the applicable "cooling off" period prior to the commencement of this distribution. In addition, and without limiting the foregoing, the selling shareholders will be subject to applicable provisions of the Exchange Act and its rules and regulations, including without limitation Regulation M promulgated under the Exchange Act, in connection with transactions in the shares, which provisions may limit the timing of purchases and sales of shares of common stock by the selling shareholders.

The following table sets forth information known to us regarding ownership of our common stock by each of the selling shareholders as of the date hereof and as adjusted to reflect the sale of shares offered by this prospectus. None of the selling shareholders has had any position with, held any office of, or had any other material relationship with us during the past three years.

We believe, based on information supplied by the following persons, that the persons named in this table have sole voting and investment power with respect to all shares of common stock which they beneficially own. The last two columns in this table assumes the sale of all of our shares offered in this prospectus. However, we do not know whether the selling shareholders will sell all or less than all of their shares.

SELLING SHAREHOLDERS

                                                  RELATIONSHIP           NUMBER         SHARES OWNED
LAST NAME             FIRST NAME                  WITH ISSUER          OF SHARES       AFTER OFFERING
Brocker               Robert T.                   None                  400,000            0
Chapman               Kathy                       None                  420,500            0
Cook                  Warren & Julie              None                  30,586             0
Deckard               Kenneth                     None                  20,850             0
Englemeier            Duane                       None                  40,678             0
Fulks                 Ray                         None                  10,000             0
Guerra                J.L.                        None                  174,775            0
Gusler                Melanie Ann                 None                  157,070            0
Harris                Mary Lucy                   None                  420,000            0
Hope                  Kenneth                     None                  27,240             0
Joranamo Trust*                                   None                  400,000            0
Knox                  Bruce A.                    None                  101,784            0
Kruse                 Daniel J.                   None                  400,000            0
Lacroix               Lisa                        None                  362,000            0
Lush                  Robert G.                   None                  420,000            0
Mitton III            Arthur G.                   None                  10,500             0
Pittman III           B.F.                        None                  100,750            0
Reaume                Bill                        None                  420,000            0
Reaume                Jason                       None                  420,000            0
Yantis                J. Mike                     None                  132,750            0
                      TOTAL                                             4,469,483          0

* The Joranamo Trust is controlled by Herminia Guerra for the benefit of her grand children."


                                LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding or litigation and none of our property is the subject of a pending legal proceeding.


                                  LEGAL MATTERS

The validity of the issuance of the common stock offered in this prospectus has been passed upon by Kavinoky & Cook, LLP, Buffalo, New York.


                                     EXPERTS

The financial statements of Yukon Gold for the six-month period ended October 31, 2003 and for the years ended April 30, 2003 and 2002, and for the period from the date of inception (March 29, 1996) through October 31, 2003 have been audited by Rotenberg & Co., LLP, independent auditors, as set forth in their report thereon appearing in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The financial statements for our subsidiary, YGC, for the period from May 16, 2002 (date of incorporation) to April 30, 2003 were audited by Schwartz Levitsky Feldman LLP, independent auditors as set forth in their report thereon appearing in this prospectus. A report regarding the mineral properties at the Mount Hinton site has been prepared for us by Archer, Cathro & Associates (1981) Limited and is included in the exhibits to our registration statement on file with the SEC.

                               CHANGE IN AUDITORS

As of As of November 20, 2003, the board of Yukon Gold unanimously approved the replacement of Rotenberg & Co., LLP with Schwartz Levitsky Feldman LLP. Yukon Gold's principal independent auditors are Schwartz Levitsky Feldman LLP.

Prior to the consummation of the Share Purchase Agreement, when our company was known as "TAKE-4, Inc." Rotenberg & Co., LLP acted as our independent auditors. Following the consummation of the Share Purchase Agreement with YGC, Yukon Gold chose to replace Rotenberg & Co., LLP with Schwartz Levitsky Feldman LLP because Schwartz Levitsky Feldman LLP has experience and expertise with respect to the Canadian mining industry and the requirements of U.S. GAAP and has acted as the independent auditor for other publicly held companies that file reports with the SEC. In addition, Schwartz Levitsky Feldman LLP has audited the financial statements of our subsidiary, YGC.

In connection with the audits of our company for the six-month period ended October 31, 2003 and for the years ended April 30, 2003 and 2002, and for the period from the date of inception (March 29, 1996) through October 31, 2003, and since that time through the date of this prospectus, there were, and are, no disagreements with Rotenberg & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion of the subject matter of the disagreement.

The audit reports of Rotenberg & Co., LLP on the financial statements of Yukon Gold (then known as TAKE-4, Inc.) as of and for the years ended April 30, 2003 and 2002, did not contain any adverse opinion or disclosure of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During Yukon Gold's two most recent fiscal years, and through October 31, 2003, Yukon Gold has not consulted with Schwartz Levitsky Feldman LLP regarding any of the matters specified in Item 304(a)(2) of Reg. S-B.


            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

The Delaware Business Corporation Act and our by-laws, provide that we shall indemnify our officers and directors and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was our director or officer, against losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding. However, the statutory indemnity does not apply to: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable

                           HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and you can reach us at skelley@medallioncap.com. Stafford Kelley acts as the Information Officer for the Company and can be reached at 416-865-9790 or 1-800-295-0671.

Upon effectiveness of the registration statement, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our stockholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

We intend to apply for the listing of our common stock on the OTC Bulletin Board. After our listing is effective, you may obtain certain information about us on Nasdaq's Bulletin Board web site

                                    GLOSSARY

In this prospectus, we use certain capitalized and abbreviated terms, as well as technical terms, which are defined below.

ADIT A horizontal or nearly horizontal passage driven from the surface for the purpose of the exploration or mining of a mineralized zone or ore body.

AG             Chemical symbol for silver.

AIR PHOTO
ANALYSIS Use of aerial photography to determine or estimate geological features.

ALKALI
FELDSPAR Those feldspar minerals composed of mixtures of potassium feldspar (KalSi3O8) and sodium feldspar (NaAlSi3O8) with little or no calcium feldspar (CaAl2Si2O8).

ALTERATION
ZONE An area where bedrock has undergone mineralogical changes as a result of the action of hydrothermal fluids.

AMPHIBOLE      A silicate mineral of the amphibole group, such as hornblende, anthophyllite, cummingtonite, tremolite and actinolite. They constitute an abundant and widely distributed constituent in igneous and metamorphic rocks.

ANGLESITE      Lead sulphate (PbSO4), a common secondary mineral formed by the oxidation of galena.

ANOMALY Pertaining to the data set resulting from geochemical or geophysical surveys; a deviation from uniformity or regularity.

AQUA
REGIA A very corrosive, fuming yellow liquid made by mixing nitric and hydrochloric acids, usually in the proportion of one part by volume of pure nitric acid with three parts by volume of pure hydrochloric acid.

ARGENTIFEROUS  Said of a substance that contains silver.

ARSENOPYRITE   A tin-white or silver-white to steel-grey mineral (FeAsS).

AS             Chemical symbol for arsenic.

ASSAY To analyse the proportions of metals in a specimen of rock or other geological material. Results of a test of the proportions of metals in a specimen of rock or other geological material.

ATOMIC
ABSORPTION
SPECTROSCOPY   Interpretation of chemical analytical data acquired through vaporizing in a flame a liquid derived by dissolving a sample of rock or other geological material, and measuring the absorbance of various narrow wavelengths of light which are characteristic of specific metals. The amount of metal present in the liquid and (by calculation) in the original sample is proportional to the amount of light absorption by the vapor.

AU             Chemical symbol for gold.

B HORIZON      A general term for the near surface part of the soil profile which is commonly enriched in iron and other metals, often resulting in a brownish colour.

BACKGROUND     As pertains to geochemical data; the variation in natural
               abundance of a particular metal or other constituent within a specific geological setting.

BEDDING The arrangement of a sedimentary or metamorphic rock in beds or layers of varying thickness and character.

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BEDDING
PLANE
FAULT A fault, the fault surface of which is parallel to the bedding plane of the host rocks.

BEDROCK A general term for the rock, usually solid, that underlies soil or other unconsolidated superficial material.

BIOTITE        A dark brown to dark green or black mica mineral.

BREAK A general term used in mining geology for any discontinuity in the rock, such as a fault or fracture.

BRECCIA A rock that is composed of larger than sand size angular fragments that are cemented together by a finer grained matrix; in this sense the fragmentation is usually a result of movement on nearby or adjoining fault or fracture zones.

BROKEN
GROUND A general mining term referring to bedrock that has an abnormally high fracture density.

BULL
QUARTZ A miner's or prospector's term for white, glassy, massive quartz, essentially free of accessory or ore minerals.

BULLDOZER
TRENCHING      A method of exposing bedrock by use of a bulldozer.

C              Chemical symbol for carbon.

C HORIZON      A general term for the lower part of the soil profile commonly dominated by rock and mineral particles.

CARBONACEOUS   Said of a rock that is rich in carbon.

CERUSSITE      A colourless, white, yellowish or grayish mineral (PbCO3); a common weathering product of galena.

CHANNEL
SAMPLE A sample composed of pieces of vein or mineral deposit that have been cut out of a small trench or channel, usually about one inch deep and 4 inches wide.

CHIP
SAMPLE A sample of a vein or other mineralized structure that is collected by way of small pieces of rock taken at regular and frequent intervals on a transect across the structure; intended to be a relatively accurate representation of the tenor of mineralization.

CHLORITE A group of platy, micaceous, usually greenish iron-magnesium alumino-silicates that occur in metamorphic rocks and as alteration products of ferromagnesium minerals in volcanic and igneous rocks.

CIRQUE A deep, steep walled, flat or gently floored, half bowl like recess, variously described as crescent shaped or semicircular in plan, typically situated high on the north side of a mountain and commonly at the head of a glacial valley, and produced by the erosive activity of mountain glaciers.

CIRQUE
RIM See also headwall; the upslope edge, often a cliff face that bounds the arcuate inner edge of a cirque.

CLAIM
POST In Yukon Territory, a 4 inch square, four foot long wooden post that establishes the legal location of a mineral claim. Two posts, an Initial Post and a Final Post are required.

CLAIM
TAG In Yukon Territory, a set of small metal tags are issued by the government, each pair with a unique grant number assigned for the claim after the location is recorded. The tags are legally required to be permanently affixed to the Initial and Final claim posts at the first reasonable opportunity after issue of the tags.

CLASTIC Pertaining to or being a rock or sediment composed principally of fragments that are derived from preexisting rocks or minerals and that have been transported individually some distance from their places of origin.

COARSE
REJECT Pertaining to assay and geochemical analytical procedures where a rock sample is initially crushed before a subsample is separated for further analysis. The coarse reject may be retained for a check assay or for additional analysis.

COLLAR The start or beginning of a drill hole or the mouth of an underground working entrance.

COLOURMETRIC   Quantitative chemical analysis performed by adding a certain amount of a colour reactive substance to both a solution with an unknown content of the metal tested for and standard solution with a known metal content and then comparing colour intensities to derive a metal content for the sample.

COMPETENT      Said of a rock unit with respect to its hardness or resistance to erosion processes.

CONCENTRATE    A product of ore treatment where by mechanical, chemical or other process the valuable ore mineral or metal constituents are separated from the raw material produced by a mine.

CONTACT
METAMORPHIC
DEPOSIT A deposit formed in as a replacement or alteration of rocks at or near their contact with an igneous body.

CROSSCUT N.    An underground passage excavated across an orebody to test its width and value.

V.             The act of excavating a crosscut.

CU             Chemical symbol for copper.

CRYSTAL A homogeneous, solid body of a chemical element, mineral, compound or isomorphous mixture having a regularly repeated internal structure that may be outwardly expressed by plane faces.

DECLINE        A sloping underground opening for access from surface.

DENDRITIC      Said of a mineral that has crystallized in a branching pattern.

DIAMOND
DRILLING The act or process of drilling boreholes using bits inset with diamonds as the rock cutting tool. The bits are rotated by various types and sizes of mechanisms motivated by electric, compressed air or internal combustion engines or motors.

DILATENT With respect to a fault; movement along which causes open spaces to form.

DIP The angle at which a bed, stratum, vein or other structure is inclined from the horizontal, measured perpendicular to the strike and in the vertical plane.

DIP-SLIP A fault on which the movement is parallel to the dip of the fault.

DIRECT
SHIPPING
ORE Raw mining product that is, by virtue of its high grade or by the selective process used to extract it, high enough value to sell directly to a smelter or other refining agency without the step of preparing a concentrate.

DISSEMINATED   Said of a mineral deposit in which the minerals occur as
               scattered particles in the rock.

DISTAL Refers in this context to the relative distance of mineralization from a pluton thought to be related to or responsible for the deposit. Distal deposits form at some distance from the mineralizing pluton.

DRILL
CORE A cylindrical or columnar piece of solid rock, usually 1 to 6 inches (2.5 cm to 40 cm) in diameter and less than 10 feet (3 m) in length, taken as a sample of an underground formation by a cylindrical drill bit, and brought to the surface for examination or analysis.

DOWN HOLE
CIRCULATION    With respect to diamond drilling; refers to the flushing and removal by water based drilling fluids to surface of sand size or smaller pieces of bedrock that have been ground by the drill bit.

DUMP           The pile or heap of ore or waste at a mine.

DYKE A tabular igneous intrusion that cuts across the bedding or foliation of the country rock.

DRIFT n. A horizontal opening in or near a mineralized body and parallel to the long dimension of the vein or mineralized body.
               v. The act of excavating a drift.

DUCTILE Said of a rock that is able to sustain, under a given set of conditions, 5 to 10% deformation before fracturing or faulting.

ECONOMIC The portion of a mineralized body that can be profitably exploited.

EXCAVATOR
TRENCHING      A method of exposing bedrock by use of a hydraulic excavator.

FAULT A fracture or fracture zone in rock along which there has been displacement of the two sides relative to each other and parallel to the fracture plane.

FE             Chemical symbol for iron.

FELDSPAR A group of alumino-silicate minerals that form 60% of the Earth's crust.

FELSITE A general term for any light coloured, fine grained igneous or volcanic rock, with or without phenocrysts, and composed chiefly of quartz and feldspar.

FIBROUS Said of the habit of a of a mineral that crystallizes in elongated thin, needle-like grains or fibres.

FIRE ASSAY
(see Assay)    The assaying of metallic ores, usually gold and silver, by methods requiring melting of the rock to separate its various metallic constituents.

FLOTATION      A process where finely ground ore is separated into its various constituents by addition of certain chemicals affecting the surface tension properties of specific mineral particles, enabling them to float in an agitated water based solution.

FLOAT A general term for loose fragments of rock; especially on a hillside below an outcropping mineralized zone.

FLOAT
TRAIN A general term for the downslope distribution of float below a mineralized zone.

FOLIATED A general term for a planar arrangement of mineralogical, textural or structural features in a rock.

FOOTWALL The underlying side of a fault, ore body, vein or mine working, especially the rock below an inclined vein or fault.

FOXHOLE        A small pit excavated in overburden by hand to expose bedrock.

FRACTURE A general term for any break in a rock, whether or not it causes displacement.

FRACTURE
FILLING A mineral that is deposited within the open space caused by dilation or by lateral movement along an uneven fracture.

GALENA A bluish to lead grey mineral (PbS); the principal ore of lead and an important carrier of silver minerals.

GANGUE The valueless part of an ore; that part of an ore that is not economically desirable but cannot be avoided in mining.

GEOCHEMICAL
SAMPLING The collection of soil, silt, vegetation or rock samples for analysis as a guide to the presence of areas of anomalous mineral of metal content in bedrock.

GEOLOGICAL
MAPPING In mineral exploration, the collection of geological data such as the description and orientation of various types of bedrock.

GEOPHYSICAL

SURVEY In mineral exploration, the collection of seismic, gravitational, electrical, radiometric, density or magnetic data to aid in the evaluation of the mineral potential of a particular area.

GLACIAL
TILL Dominantly unsorted and unstratified and generally unconsolidated material deposited directly by and underneath a glacier without subsequent reworking by water, and consisting of a heterogeneous mixture of clay, silt, sand, gravel, and boulders ranging widely in size and shape.

GOUGE A layer of soft, earthy or clayey, comminuted rock material along the wall of a fault or vein.

GRAB
SAMPLE A specimen of mineralized bedrock or float, usually about fist-sized, that may be collected as a representation of the mineralized zone as a whole. Because of bias, either unintended or otherwise, and because of the generally high natural variability typical of gold-silver vein mineralization, grades of grab samples should not be considered as a reliable estimation of a mineralized zone as a whole but they nonetheless serve to establish the presence of mineralization with grades of economic interest.

GRANITE A coarse grained plutonic igneous rock in which quartz constitutes 10 to 50% of the felsic components and which the alkali feldspar/total feldspar ratio is in the range 65 to 90%.

GRANODIORITE   A coarse grained igneous plutonic rock intermediate in
               composition between quartz diorite and quartz monzonite;
               containing quartz, plagioclase, and potassium feldspar, with biotite and hornblende as the dominant mafic components.

GRAPHITIC      Containing graphite.

GRAVIMETRIC    A method of determination of a particular metallic constituent
               (usually gold) of a larger sample by weighing the bead of metal separated by Fire Assay and comparing it against the weight of the original sample.

GREENSTONE     A general term applied to any compact dark green, altered or metamorphosed mafic igneous rock (e.g. gabbro or diorite).

G/T Abbreviation for gram per tonne; equivalent to one part per million (ppm).

H              Chemical symbol for hydrogen.

HAND
TRENCHING      A method of exposing bedrock by hand excavation.

HANGING WALL The overlying side of an ore body, vein, fault or mine working; especially the wall rock above an inclined vein or fault.

HEADWALL A steep slope at the head of a valley, especially the rock cliff at the back of a cirque.

HORNBLENDE     A silicate mineral of the amphibole group.

HORSE          Pertaining to a vein; a mass of country rock lying within a vein.

HYDROTHERMAL   Of or pertaining to hot water, to the action of hot water, or to the products of this action, such as a mineral deposit precipitated from a hot aqueous solution, with or without demonstrable association with igneous processes.

IGNEOUS Said of a rock or mineral that solidified from molten or partly molten material; also applied to processes leading to, or resulting from the formation of such rocks.

IGNEOUS petrology The occurrence, structure, composition and character of an igneous rock.

ICP-AES        Abbreviation for Inductively Coupled Plasma Emission Spectroscopy
               - Atomic Emission Spectroscopy; an analytical technique in which a sample solution is introduced into an argon plasma at very high temperature where individual elements emit light at specific wavelengths. The light is collected by the spectrometer and the wavelength is analyzed to yield individual elemental concentrations by comparison against standard solutions with calibrated elemental concentrations.

INTERBEDDED    Occurring between beds, or lying in a bed parallel to other beds of a different material.

ISOTOPIC
DATING (also radiometric dating) A process of determining the age of an igneous rock mass by measuring the ratio of a long life radioactive element against its decay product for a mineral species determined to have formed at the same time as the host rock.

JAMESONITE     A metallic, grey to black lead-antimony sulphide mineral
               (Pb4FeSb6S14), that often occurs in feathery or needle like masses.

JAROSITE A amber to brown mineral (KFe3(SO4)2(OH)6) that forms crusts and coatings in the weathered portions of iron rich mineral deposits.

K              Chemical symbol for potassium.

LATE
DEVONIAN The period of geologic time between about 370 and 384 million years before present.

LIMESTONE      A sedimentary rock consisting chiefly of calcium carbonate, primarily in the form of the mineral calcite.

LIMONITE A rock composed chiefly of cryptocrystalline and amorphous hydrated iron hydroxides; commonly formed in the weathered zone of iron rich mineral deposits.

LITHOLOGY      The character of a rock described in terms of its structure, colour, mineral composition, grain size and arrangement of its component parts.

LOCATION
LINE With respect to mineral claim staking in Yukon Territory; the location line is the actual route traversed by the claim locater during the process of claim staking. There is a prescribed process for marking the location line that must be adhered to as part of the legal requirements of a properly staked claim.

LOWER
CRETACEOUS     The period of geologic time between about 145 and 99 million years before present.

MA             Abbreviation for millions of years before present.

MAFIC Pertaining to or composed dominantly of the ferromagnesian rock forming silicates; said of some igneous rocks and their constituent minerals.

MASS
WASTING A term which includes all processes by which soil and rock materials fail and are transported downslope, predominately en masse by gravitational forces.

MASSIVE Said of a stratified rock that occurs in very thick, homogenous beds.

METADIORITE    A general term for a metamorphosed diorite; also greenstone.

METAGABBRO     A general term for a metamorphosed gabbro; also greenstone.

METALLIC A mineral chiefly composed of, or containing, one or more metals as a primary constituent.

METALLURGICAL
TEST A general term for a number of mechanical or chemical processes that are employed to test the amenability of separating metals from their ores.

METAMORPHOSED  Rock or mineral that has undergone mineralogical and/or structural change in response to elevated pressures, temperatures or changes in chemical conditions.

MID-CRETACEOUS The period of geologic time between about 90 and 99 million years before present.

MIDDLE
DEVONIAN The period of geologic time between about 400 and 384 million years before present.

MINERALIZATION The process or processes by which a mineral or minerals are introduced into a rock, resulting in an enriched deposit; or the result of these processes.

MINERALIZED    Rock that has undergone the process of mineralization.

MINING
CAMP A term loosely applied to an area of relatively abundant mines that have some relationship to each other in terms of the type of deposit or the variety of ore produced.

MISSISSIPPIAN  The period of geologic time between about 384 and 330 million years before present.

MORTAR AND
PESTLE A mortar is a vessel in which rock is crushed by hand with a pestle for sampling or assaying.

MUCKING A mining term referring to the removal of loose or broken rock, or overburden ("muck") from a mine or mining exploration working.

NET SMELTER

RETURN
ROYALTY A general term for a residual benefit that is a percentage of the value for which a smelter will reimburse the provider of ore to the smelter, after deduction for various smelting fees and penalties and, often after cost of transportation has been deducted.

O              Chemical symbol for oxygen.

OFFSHELF With respect to the location of the continental shelf, on the seaward side of the edge of the continental mass

ORE The naturally occurring material from which a mineral or minerals of economic value can be extracted profitably or to satisfy social or political objectives.

ORE SHOOT      an elongate pipelike, ribbonlike, or chimneylike mass of ore within a deposit (usually a vein), representing the more valuable part of the deposit.

ORTHOCLASE     A member of the feldspar group of minerals (KAlSi3O8).

OUTCROP The part of a rock formation that appears at the surface of the ground.

OXIDATION      The conversion of sulphide mineral (especially metallic mineral)
               species to oxide, sulphate or hydoxide minerals, typically by the processes of near surface weathering.

OXIDE
MINERAL        A mineral formed by the union of an element with oxygen.

OVERBURDEN     Loose soil, sand, gravel, broken rock, etc. that lies above the bedrock.

OZ/TON         Abbreviation for troy ounce per ton.

PATHFINDER     In geochemical exploration, a relatively mobile element or gas that occurs in association with an element or commodity being sought, but can be more easily found because it forms a broader halo or because it can be detected more readily by analytical methods.

PB             The chemical symbol for lead.

PERCUSSION
DRILL Drilling method by with the drill bit falls by force or is driven by force into the bedrock.

PERMAFROST     A permanently frozen layer of soil or subsoil, or even bedrock, which occurs to variable depths below the Earth's surface in arctic or subarctic regions.

PESTLE         See mortar and pestle.

PETROLOGY      See igneous petrology.

PHENOCRYST     A term for relatively large crystals or mineral grains floating in the matrix or groundmass of an otherwise fine grained igneous rock.

PHOTOGRAMMETRY The science of obtaining reliable measurements from photographic images, usually aerial photography.

PHYLLITE A metamorphosed sedimentary rock intermediate in rank between slate and mica schist.

PLACER
GOLD Gold occurring in more or less coarse grains or flakes and obtainable by washing the sand, gravel, etc. in which it is found. Also called alluvial gold.

PLACER
MINING The extraction and concentration of heavy metals or minerals (usually gold) from alluvial deposits by various methods, generally using running water.

PLAGIOCLASE    A member of the feldspar group of minerals ((Na,Ca)Al(Si,Al)2O6).

PLANE
TABLE An instrument for plotting the lines of a survey directly from the observations; consisting of a drawing board mounted on a tripod and fitted with a ruler that is pointed at the object observed, usually with the aid of a sighting device such as a telescope.

PLUTON A body of medium to coarse grained igneous rock that formed beneath the Earth's surface by crystallization of a magma.

PLUTONIC
SUITE A group of igneous bodies that are linked by virtue of similarities in age, petrology, etc.

PLUTONISM      A general term for the phenomena associated with the formation of plutons.

POTASSIUM
FELDSPAR       See orthoclase.

PPB            Abbreviation for part per billion.

PPM            Abbreviation for part per million.

PRECAMBRIAN    A period of geologic time earlier than 544 million years before present.

PROSPECTING    Pertaining to the search for outcrops or surface exposures of mineral deposits, primarily by nonmechanical methods.

PROXIMAL
MINERALIZATION Refers to the relative distance of mineralization from a pluton thought to be related to or responsible for the deposit. Proximal deposits form near to the mineralizing pluton.

PYRITE         A metallic pale yellow iron sulphide mineral (FeS2).

QUARTZ         A glassy silicate and common rock forming mineral (SiO2).

QUARTZ
DIORITE A group of plutonic rocks having the composition of diorite but with appreciable quartz and feldspar, i.e. between 5 and 20%.

QUARTZ
GABBRO A group of plutonic rocks having the composition of gabbro but with appreciable quartz.

QUARTZ
MONZONITE      A medium to coarse grained plutonic rock containing major
               plagioclase, orthoclase and quartz with minor biotite and hornblende.

QUARTZITE      A metamorphosed sandstone or rock composed of quartz grains so completely cemented with secondary silica that the rock breaks across or through the grains rather than around them.

REPLACEMENT    Pertaining to a type of mineral deposit that forms by partial or complete replacement of bedrock constituents by new minerals, generally by the action of hydrothermal fluids.

RESERVE An estimate within specified accuracy limits of the valuable metal or mineral content of known deposit that may be produced under current economic conditions and with present technology.

RESOURCE Pertaining to the quantity or bulk of mineralized material without reference to the economic viability of its extraction (see reserve).

RIB A wall of an underground mine working or a wall of a surface exploration trench.

RIGHT
HAND Pertaining to displacement of a vein by a fault where the sense of movement is to the right when viewed from the opposite side.

S              Chemical symbol for sulphur.

SADDLE         A low point along the crestline of a ridge.

SB             Chemical symbol for antimony.

SEDIMENT Fragmental material that originates from weathering of rocks and that is transported by air, water, ice or other natural agents, and that forms in layers on the Earth's surface at ordinary temperatures in a loose, unconsolidated form; e.g. silt, sand, gravel, etc.

SEDIMENTARY
ROCK           A rock resulting from the consolidation of loose sediment.

SELECTED
SAMPLE A specimen of a mineralized zone that is not intended to be representative of the deposit as a whole.

SCHIST A strongly foliated rock, formed by dynamic metamorphism, that can be split into thin flakes or slabs due to well developed parallelism of more than 50% of the minerals.

SCORODITE      A colourless or pale green mineral (FeAsO4.2H2O); formed in oxidized or weathered zones of arsenic bearing deposits.

SHAFT An approximately vertical mine working of limited area compared with its depth.

SHEARED A descriptive term for rock that is deformed as a result of stresses that cause or tend to cause parts of a body to slide relative to each other along their plane of contact.

SHEETED Pertaining to veins; a group of closely spaced, distinctly parallel fractures filled with mineral matter and separated by layers of barren rock.

SIDERITE       A light or dark brown mineral of the calcite group (FeCO3).

SILICA A generic term for silicon dioxide (SiO2), the most common form of which is quartz.

SILL A concordant sheet of igneous rock lying parallel, or nearly so, to bedding or other planar fabric in the country rock.

SKARN A rock that has been derived from partial or complete replacement of limestone or other calcareous rocks by silicate minerals with the introduction of aluminum, iron and magnesium.

SOIL
SAMPLING       (see geochemical sampling).

SPLIT A portion of a rock or soil sample that is separated from the bulk of the original before the analytical process so as to provide material for re-analysis as a check of the accuracy of the original procedure should it be required.

STAIN as in scorodite stain; a thin film of a mineral deposited as part of the weathering process.

STOCK An igneous intrusion with less than 40 sq. mi. (100 sq. km.) in surface exposure, usually but not always discordant with respect to country rock.

STOCKWORK      An intersecting three-dimensional network of veins or veinlets.

SPHALERITE     A varicoloured sulphide mineral (ZnS), the most important source of zinc.

STIBNITE A soft, metallic, silvery mineral (Sb2S3), the chief source of antimony.

STRATA         Beds or layers of rock.

STRIKE The course or bearing of the outcrop of an inclined bed, vein or fault plane on a level surface; the direction of a horizontal line perpendicular to the dip.

STRINGER A mineral veinlet or veinlets that occur in a discontinuous subparallel pattern in the host rock.

STRUCTURAL
MAPPING Geological mapping that focusses in collection of data pertaining to the orientation of beds, faults and fractures as well as other structures that modify the distribution of bedrock and mineralized zones.

SULPHIDE
MINERAL A mineral compound characterized by the linkage of sulphur with a metal or semimetal.

SURFICIAL
GEOLOGY The study or geological mapping of surficial, unconsolidated materials.

TALUS Rock fragments of any size or shape (usually coarse and angular), derived from a steep rocky slope chiefly by gravitational falling, rolling or sliding.

TETRAHEDRITE   A metallic mineral ((Cu,Ag,Fe)12Sb4S13) that occurs in
               hydrothermal veins and in contact metamorphic deposits, an important source of silver.

THRESHOLD      The level, whether determined statistically or arbitrarily, at which a separation is made between anomalous and background geochemical values for a particular data set.

THRUST
FAULT A fault with a dip of 45 degrees or less over much of its extent, on which the hanging wall appears to have moved upward relative to the footwall.

TIMBERING,
IMBERED The process of using logs or squared wood timbers to construct a framework for the purpose of supporting underground workings from collapse or caving.

TRACE Pertaining to assay values; as used in this report, this term refers to gold grades of less than 0.01 oz/ton (0.3 g/t).

TRANSVERSE
FAULT A fault that strikes obliquely or perpendicular to the general structural trend of the region.

TRANSVERSE
VEIN A vein that strikes obliquely or perpendicular to the general structural trend of the region.

TRIASSIC The period of geologic time between about 250 and 200 million years before present.

TRUE
WIDTH The width of a vein or other structure measured orthogonal to its strike and dip.

UNDERGROUND
EXPLORATION    The process of excavating underground workings and drilling from these excavations to establish the continuity, thickness and grade of a mineral deposit.

UPPER
PROTEROZOIC    The period of geologic time between about 1000 and 544 million years before present.

VEIN An epigenetic mineral filling of a fault or other fracture in a host rock, in tabular or sheetlike form, often as a precipitate from a hydrothermal fluid.

VEIN FAULT A term used in the Keno Hill mining camp to describe quartz vein material and associated fault gouge that are contained within a fault zone.

VEINLET        A small vein.

VITREOUS       As pertains to minerals, a glassy luster.

VLF-EM An abbreviation for the Very Low Frequency-Electromagnetic geophysical survey technique.

WALL
ROCK The rock adjacent to, enclosing, or including a vein, layer or dissemination of ore minerals.

WATER
TABLE The surface between the zone of ground water saturation and the zone of aeration; that surface of unconfined ground water at which the pressure is equal to that of the atmosphere.

WEIGHTED
AVERAGE Value calculated from a number of samples, each of which has been "weighted" by a factor of the individual sample width.

WORKING A general term for any type of excavation carried out during the course of mining or mining exploration.

ZN             The chemical symbol for zinc.

                          INDEX TO FINANCIAL STATEMENTS


YUKON GOLD CORPORATION, INC.
(A Delaware Corporation)

Consolidated Financial Statements. for the Six-Month Period ended October 31, 2003 and for the Years Ended April 30, 2003 and 2002, and for the Period from the Date of Inception (March 29, 1996) through October 31, 2003

Report of Independent Auditor

Consolidated Balance Sheets for the Six-Month Period ended October 31, 2003 and for the Years Ended April 30, 2003 and 2002, and for the Period from the Date of Inception (March 29, 1996) through October 31, 2003

Consolidated Statements of Income for the Six-Month Period ended October 31, 2003 and for the Years Ended April 30, 2003 and 2002, and for the Period from the Date of Inception (March 29, 1996) through October 31, 2003

Consolidated Statements of Cash Flows for the Six-Month Period ended October 31, 2003 and for the Years Ended April 30, 2003 and 2002, and for the Period from the Date of Inception (March 29, 1996) through October 31, 2003

Consolidated Statements of Changes in Stockholders Equity (Deficit) for the Six-Month Period ended October 31, 2003 and for the Years Ended April 30, 2003 and 2002, and for the Period from the Date of Inception (March 29, 1996) through October 31, 2003


Notes to Consolidated Financial Statements

YUKON GOLD CORP.
(An Ontario, Canada Corporation)

Financial Statements for the Six-Month Period ended October 31, 2003 and for the Year Ended April 30, 2003

Balance Sheets for the Six-Month Period ended October 31, 2003 and for the Year Ended April 30, 2003

Statements of Income for the Six-Month Period ended October 31, 2003 and for the Year Ended April 30, 2003

Statements of Cash Flows for the Six-Month Period ended October 31, 2003 and for the Year Ended April 30, 2003

Statements of Changes in Stockholders Equity (Deficit) for the Six-Month Period ended October 31, 2003 and for the Year Ended April 30, 2003

Notes to Consolidated Financial Statements

YUKON GOLD CORPORATION, INC.

Pro-Forma Consolidated Balance Sheets
As of October 31, 2003
(Unaudited)

                          YUKON GOLD CORPORATION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            (A DELAWARE CORPORATION)
                                 MIAMI, FLORIDA


                          ----------------------------

                                FINANCIAL REPORTS
                                       AT
                                OCTOBER 31, 2003

                          ----------------------------

YUKON GOLD CORPORATION, INC.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
MIAMI, FLORIDA


TABLE OF CONTENTS
--------------------------------------------------------------------------------------------------------

Independent Auditors' Report                                                                         1

Balance Sheet at October 31, 2003                                                                    2

Statements of Changes in Stockholders' Equity (Deficit) for the Six Month Ended
  October 31, 2003 and for the Years Ended April 30, 2003 and 2002, and for the
  Period from the Date of Inception (March 29, 1996) through October 31, 2003                       3-5

Statements of Operations for the Six Month Ended October 31, 2003 and for the
  Years Ended April 30, 2003 and 2002, and for the Period from the Date of Inception
  (March  29, 1996)  through October 31, 2003                                                        6

Statements of Cash Flows for the Six Month Ended October 31, 2003 and for the
  Years Ended April 30, 2003 and 2002, and for the Period from the Date of Inception
  (March  29, 1996) through October 31, 2003                                                         7

Notes to Financial Statements                                                                      8-10


                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
  and Stockholders
Yukon Gold Corporation, Inc.
Miami, Florida

         We have audited the accompanying balance sheet of Yukon Gold Corporation, Inc. (A Development Stage Company) (A Delaware Corporation) as of October 31, 2003, and the related statements of operations for the six month ended October 31, 2003 and for the years ended April 30, 2003 and 2002, and for the period from date of inception (March 29, 1996) through October 31, 2003, and the statements of changes in stockholders' equity (deficit), and cash flows for the six month ended October 31, 2003 and for the years ended April 30, 2003 and 2002, and for the period from the date of inception (March 29, 1996) to October 31, 2003. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yukon Gold Corporation, Inc. (a development stage company) (A Delaware Corporation) as of October 31, 2003, and the results of its operations and its cash flows for the six month ended October 31, 2003 and for the years ended April 30, 2003 and 2002, and from the date of inception (March 29, 1996) to October 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

Rotenberg & Co., LLP
Rochester, New York
  December 19, 2003

YUKON GOLD CORPORATION, INC.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
MIAMI, FLORIDA
--------------------------------------------------------------------------------


BALANCE SHEET
--------------------------------------------------------------------------------

                                                                     OCTOBER 31,
                                                                            2003
--------------------------------------------------------------------------------

ASSETS

Cash and Cash Equivalents                                              $     --
--------------------------------------------------------------------------------

TOTAL ASSETS                                                           $     --
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

TOTAL LIABILITIES                                                      $     --
--------------------------------------------------------------------------------


STOCKHOLDERS' EQUITY (DEFICIT)

Common Stock:  $.0001 Par; 50,000,000 Shares Authorized
                            2,737,576 Issued and Outstanding as
                            of October 31, 2003                             274
Additional Paid In Capital                                               12,626
Deficit Accumulated During Development Stage                            (12,900)
--------------------------------------------------------------------------------


TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                         --
--------------------------------------------------------------------------------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                   $     --
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   The accompanying notes are an integral part of these financial statements.

YUKON GOLD CORPORATION, INC.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
MIAMI, FLORIDA


STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                          DEFICIT
                                                                                                        ACCUMULATED
                                                                                            ADDITIONAL     DURING
                                                NUMBER         PAR           COMMON         PAID IN      DEVELOPING   STOCKHOLDERS'
                                                OF SHARES     VALUE          STOCK          CAPITAL         STAGE   EQUITY (DEFICIT)
------------------------------------------------------------------------------------------------------------------------------------
INCEPTION - MARCH 29, 1996                          --         0.0001        $    --        $    --        $    --         $    --

Issuances of Shares in exchange for expenses
paid on behalf of the corporation                1,000         0.0001              1          4,999             --           5,000

Expenses paid by Stockholders contributed
 as capital                                         --         0.0001             --            100             --             100

Net Loss for Period                                 --             --             --             --         (5,100)         (5,100)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE - APRIL 30, 1997                         1,000         0.0001        $     1        $ 5,099        $(5,100)        $    --

Expenses paid by Stockholders contributed
 as capital                                         --         0.0001             --          1,200             --           1,200

Net Loss for the Period                             --             --             --             --         (1,200)         (1,200)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE - APRIL 30, 1998                         1,000         0.0001        $     1        $ 6,299        $(6,300)        $    --

Expenses paid by Stockholders contributed
 as capital                                         --         0.0001             --          1,200             --           1,200

Net Loss for the Period                             --             --             --             --         (1,200)         (1,200)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE - APRIL 30, 1999                         1,000         0.0001        $     1        $ 7,499        $(7,500)        $    --
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                                                                   - continued -

   The accompanying notes are an integral part of these financial statements.

YUKON GOLD CORPORATION, INC.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
MIAMI, FLORIDA

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) - CONTINUED
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          DEFICIT
                                                                                                        ACCUMULATED
                                                                                            ADDITIONAL     DURING
                                                NUMBER         PAR           COMMON         PAID IN      DEVELOPING   STOCKHOLDERS'
                                                OF SHARES     VALUE          STOCK          CAPITAL         STAGE   EQUITY (DEFICIT)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE - APRIL 30, 1999                            1,000     0.0001          $ 1           $ 7,499         $(7,500)       $ --

Expenses paid by Stockholders contributed
  as capital                                           --     0.0001           --             1,200              --       1,200

Net Loss for Period                                    --     0.0001           --                --          (1,200)     (1,200)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE - APRIL 30, 2000                            1,000     0.0001          $ 1           $ 8,699         $(8,700)       $ --

Expenses paid by Stockholders contributed
  as capital                                           --     0.0001           --             1,200              --       1,200

Shares issued in exchange for past
  expenses paid by stockholder's on
  behalf of Corporation                         1,737,500     0.0001          174              (174)             --          --

Cancellation of previously Issued Shares           (1,000)    0.0001           (1)                1              --          --

Stock Split Issued in the Form of a Stock
  Dividend                                      1,000,076     0.0001          100              (100)             --          --

Net Loss for the Period                                --     0.0001           --                --          (1,200)     (1,200)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE - APRIL 30, 2001                        2,737,576     0.0001        $ 274           $ 9,626         $(9,900)       $ --
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

   The accompanying notes are an integral part of these financial statements.

YUKON GOLD CORPORATION, INC.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
MIAMI, FLORIDA


STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) - CONTINUED
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                          DEFICIT
                                                                                                        ACCUMULATED
                                                                                            ADDITIONAL     DURING
                                                NUMBER         PAR           COMMON         PAID IN      DEVELOPING   STOCKHOLDERS'
                                                OF SHARES     VALUE          STOCK          CAPITAL         STAGE   EQUITY (DEFICIT)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE - APRIL 30, 2001                        2,737,576     0.0001          $  274      $   9,626     $  (9,900)     $      --

Expenses paid by Stockholders contributed
  as capital                                           --     0.0001              --          1,200            --          1,200

Net Loss for the Period                                --     0.0001              --             --        (1,200)        (1,200)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE - APRIL 30, 2002                        2,737,576     0.0001          $  274      $  10,826     $ (11,100)     $      --

Expenses paid by Stockholders contributed
  as capital                                           --     0.0001              --          1,200            --          1,200

Net Loss for the Period                                --     0.0001              --             --        (1,200)        (1,200)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE - APRIL 30, 2003                        2,737,576     0.0001          $  274      $  12,026     $ (12,300)     $      --

Expenses paid by Stockholders contributed
  as capital                                           --     0.0001              --            600            --            600

Net Loss for the Period                                --     0.0001              --             --          (600)          (600)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE - OCTOBER 31, 2003                      2,737,576     0.0001          $  274      $  12,626     $ (12,900)     $      --
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

   The accompanying notes are an integral part of these financial statements.

YUKON GOLD CORPORATION, INC.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
MIAMI, FLORIDA

STATEMENTS OF OPERATIONS
---------------------------------------------------------------------------------------------------------
                                        PERIOD FROM
                                         INCEPTION
                                         (MARCH 29,       SIX MONTHS
                                          1996) TO          ENDED                  YEAR ENDED
                                        OCTOBER 31,       OCTOBER 31,               APRIL 30,
                                           2003              2003            2003              2002
---------------------------------------------------------------------------------------------------------
REVENUES                                $        --      $        --      $        --      $        --
---------------------------------------------------------------------------------------------------------

EXPENSES
Organizational Expense                        5,000               --               --               --
Transfer Agent                                7,900              600            1,200            1,200
---------------------------------------------------------------------------------------------------------

TOTAL EXPENSES                               12,900              600            1,200            1,200
---------------------------------------------------------------------------------------------------------

Net Loss for the Period                 $   (12,900)     $      (600)     $    (1,200)     $    (1,200)
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

Earnings (loss) per Share - Basic
  and Diluted                           $        --      $        --      $        --      $        --
---------------------------------------------------------------------------------------------------------

Weighted Average Outstanding Shares       2,737,576        2,737,576        2,737,576        2,737,576
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

YUKON GOLD CORPORATION, INC.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
MIAMI, FLORIDA

STATEMENTS OF CASH FLOWS
---------------------------------------------------------------------------------------------------------

                                        PERIOD FROM
                                        INCEPTION
                                         (MARCH 29,       SIX MONTHS
                                          1996) TO          ENDED              YEAR ENDED
                                        OCTOBER 31,       OCTOBER 31,           APRIL 30,
                                           2003              2003         2003            2002
---------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES


Net Loss for the Period                      $(12,900)     $   (600)     $ (1,200)     $ (1,200)


NON-CASH ADJUSTMENTS:
Transfer Fee Expenses Paid
  by Stockholders                               7,900           600         1,200         1,200

Organization Expenses Paid
  by Stockholders                               5,000            --            --            --

NET CASH FLOWS FROM OPERATING ACTIVITIES           --            --            --            --
---------------------------------------------------------------------------------------------------------

NET CASH FLOWS FROM INVESTING ACTIVITIES           --            --            --            --
---------------------------------------------------------------------------------------------------------

NET CASH FLOWS FROM FINANCING ACTIVITIES           --            --            --            --
---------------------------------------------------------------------------------------------------------

NET INCREASE IN CASH AND CASH
  EQUIVALENTS                                      --            --            --            --
---------------------------------------------------------------------------------------------------------

Cash and Cash Equivalents -
  Beginning of Period                              --            --            --            --
---------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS -
  END OF PERIOD                              $     --      $     --      $     --      $     --
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF NON-CASH
  INVESTING AND FINANCING ACTIVITIES
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

Common Stock Issued in Exchange for
  Expenses Paid by Stockholders              $ 12,900      $    600      $  1,200      $  1,200
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

YUKON GOLD CORPORATION, INC.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
MIAMI, FLORIDA

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE A -   THE COMPANY

           The Company was incorporated under the laws of the state of Florida on March 29, 1996 as Optima 2000, Inc. The Company was a wholly owned subsidiary of another Corporation. On May 16, 2000, the parent company cancelled the shares it held in Yukon Gold Corporation and caused Yukon Gold Corporation to issue a dividend to the shareholders of the parent company in the amount of one share of Yukon Gold Corporation for each 40 shares held in the parent company. The total shares issued to the shareholders in connection with this stock dividend amounts to 1,000,076. On May 19, 2000, they changed there name to Agrolio Corporation. On February 1, 2001, the Articles of Incorporation were amended to change the name back to Optima 2000, Inc. On February 2, 2001 the name was changed again to Optima Global Corporation along with moving incorporation to Delaware. Take-4, Inc. was the new name as of November 20, 2002 and then on October 27, 2003 the Company became Yukon Gold Corporation, Inc.

           SCOPE OF BUSINESS

           At the present time the company is in the development stage and does not provide any product or service. The company intends to enter the mining and exploration business.

           The company's future success is dependent upon its ability to raise sufficient capital in order to continue to develop an ore reserve on its mining claims. There is no guarantee that such capital will be available on acceptable terms, if at all.

NOTE B -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           METHOD OF ACCOUNTING

           The company maintains its books and prepares its financial statements on the accrual basis of accounting.

           DEVELOPMENT STAGE

           The company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to financial planning, raising capital, research and development, and developing markets for its services. The company prepares its financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises.

           EARNINGS (LOSS) PER COMMON SHARE

           Earnings (loss) per common share is computed in accordance with SFAS No. 128, "Earnings Per Share," by dividing income available to common stockholders by weighted average number of common shares outstanding for each period.

           USE OF ESTIMATES

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results can differ from those estimates.

                                                                   - continued -

YUKON GOLD CORPORATION, INC.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
MIAMI, FLORIDA

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE B -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

           ORGANIZATIONAL EXPENSES

           Organizational expenses represent management, consulting, legal, accounting, and filing fees incurred to date in the formation of the corporation. Organizational costs are expensed as incurred pursuant Statement of Position 98-5 on Reporting on the Costs of Start-Up Activities.

           INCOME TAXES

           The Company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes," using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities. This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in the income tax rates upon enactment. Deferred tax assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carryforwards. Deferred income tax expense represents the change in net deferred assets and liability balances. The Corporation had no material deferred tax assets or liabilities for the periods presented.

           PROVISION FOR INCOME TAXES

           Deferred income taxes result from temporary differences between the basis of assets and liabilities recognized for differences between the financial statement and tax basis thereon, and for the expected future tax benefits to be derived from net operating losses and tax credit carryforwards. A valuation allowance is recorded to reflect the likelihood of realization of deferred tax assets.

NOTE C -   STOCKHOLDERS' EQUITY

           COMMON STOCK

           The company's Securities are not registered under the Securities Act of 1933 and, therefore, no offering may be made which would constitute a "Public Offering" within the meaning of the United States Securities Act of 1933, unless the shares are registered pursuant to an effective registration statement under the Act.

           The stockholders may not sell, transfer, pledge or otherwise dispose of the common shares of the company in the absence of either an effective registration statement covering said shares under the 1933 Act and relevant state securities laws, or an opinion of counsel that registration is not required under the Act or under the securities laws of any such state.

YUKON GOLD CORPORATION, INC.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
MIAMI, FLORIDA

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE D -   EMPLOYEE STOCK OPTION PLAN

           The purpose of the Plan is in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors, and employees of the Company who will contribute to the Company's success. The Committee may grant an Option under such terms and conditions as may be provided in the

           Share Option Certificate given to the Optionee. The aggregate number of Shares which may be issued under the Options under the Plan shall not exceed 5,000,000. The option price shall not be less than 100% of the Fair Market Value of such Share on the date of the grant of such Option. The period for which an Option is exercisable shall not exceed ten years from the date such Option is granted.

NOTE E -   SUBSEQUENT EVENTS

           On November 1, 2003 the Corporation entered into an agreement with S.K. Kelley & Associates Inc. to borrow CDN $100,000 to complete the purchase of 3,000,000 shares of Yukon Gold Corp. (An Ontario Corporation) representing all of the outstanding shares of The Ontario Corporation.

           On November 10, 2003 the Corporation issued 3,000,000 shares to twelve (12) subscribers for CDN $100,000 and with the proceeds repaid the loan to S.K. Kelley & Associates Inc.

           Also on November 10, 2003, the Corporation sold 1,750,000 shares to nine (9) subscribers at US $0.10 per share.

           On November 17, 2003 the Corporation entered into an agreement with Yukon Gold Corp. (An Ontario Corporation) and ten (10) subscribers to accept the assignment of the subscribers subscription agreements and issued 1,027,932 shares and 399,731 warrants. Each warrant entitling the holder to purchase one (1) common share at CDN $1.00 on or before September 30, 2004.

           On January 23, 2004 the corporation issued 300,000 shares and 100,000 warrants in payment of the CDN $150,000 property payment due on the Mount Hinton claims on July 7, 2004. Each warrant entitles the holder to purchase one common share on or before May 15, 2005.

                                YUKON GOLD CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                              FINANCIAL STATEMENTS
                        SIX MONTHS ENDED OCTOBER 31, 2003
                                   (UNAUDITED)
                           PERIOD ENDED APRIL 30, 2003
                  TOGETHER WITH REPORT OF INDEPENDENT AUDITORS
                        (AMOUNTS EXPRESSED IN US DOLLARS)

                                YUKON GOLD CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                              FINANCIAL STATEMENTS
                        SIX MONTHS ENDED OCTOBER 31, 2003
                                   (UNAUDITED)
                           PERIOD ENDED APRIL 30, 2003
                  TOGETHER WITH REPORT OF INDEPENDENT AUDITORS
                        (AMOUNTS EXPRESSED IN US DOLLARS)
                                TABLE OF CONTENTS

Report of Independent Auditors                                                              1

Balance Sheets as of October 31, 2003 and April 30, 2003                                2 - 3

Statements of Operations for the periods ended October 31, 2003 and
    April 30, 2003                                                                          4

Statements of Cash Flows for the periods ended October 31, 2003 and
    April 30, 2003                                                                      5 - 6

Statements of Changes in Stockholders' Equity (Deficiency) for the periods ended
    October 31, 2003 and April 30, 2003                                                     7

Notes to Financial Statements                                                          8 - 16

SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA


                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Yukon Gold Corp.
(A Development Stage Enterprise)

We have audited the accompanying balance sheet of Yukon Gold Corp. (incorporated in Ontario, Canada) as at April 30, 2003 and the related statement of operations, cash flows and stockholders' equity for the period from May 16, 2002 (date of incorporation) to April 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yukon Gold Corp. as at April 30, 2003 and the results of its operations and its cash flows for the period from May 16, 2002 (date of incorporation) to April 30, 2003 in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage and has no established source of revenues. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plan regarding these matters are also described in the notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Since the accompanying financial statements have not been prepared in accordance with generally accepted accounting principles and standards in Canada, they may not satisfy the reporting requirements of Canadian statutes and regulations.

Toronto, Ontario                            Schwartz Levitsky Feldman llp
December 9, 2003                                    Chartered Accountants


                    1167 Caledonia Road
                    Toronto, Ontario M6A 2X1
                    Tel:  416 785 5353
                    Fax:  416 785 5663

YUKON GOLD CORP.

(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEETS
AS AT OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)


                                                       October 31,     April 30,
                                                          2003           2003

                                                            $               $

                                                       (Unaudited)
                                                          (note 1)

                                                           ASSETS

CURRENT ASSETS

    Cash and cash equivalents                               30,305        20,756
    Prepaid expenses and deposits                           12,326         3,401
                                                          --------       -------

                                                            42,631        24,157

PROPERTY, PLANT AND EQUIPMENT (note 5)                       6,413         6,555

LOAN RECEIVABLE FROM A SHAREHOLDER (note 6)                     --         7,468
                                                          --------       -------


                                                            49,044        38,180
                                                          --------       -------
                                                          --------       -------



   The accompanying notes are an integral part of these financial statements.


APPROVED ON BEHALF OF THE BOARD


                        Director
----------------------


                        Director
----------------------

YUKON GOLD CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEETS
AS AT OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)


                                                       October 31,     April 30,
                                                          2003           2003
                                                           $               $
                                                      (Unaudited)
                                                         (note 1)
                      LIABILITIES
CURRENT LIABILITIES

    Accounts payable and accrued liabilities (note 7)       32,794         7,154
    Loan payable (note 8)                                   20,000            --
                                                          --------      --------

                                                            52,794         7,154
                                                          --------      --------

COMMITMENTS AND CONTINGENCIES (note 11)

          SHAREHOLDERS' EQUITY (DEFICIENCY)

CAPITAL STOCK (note 9)                                     303,909       154,063

ADDITIONAL PAID-IN CAPITAL                                   2,175         1,142

ACCUMULATED OTHER COMPREHENSIVE INCOME                       3,039           604

DEFICIT, ACCUMULATED DURING THE DEVELOPMENT
    STAGE                                                 (312,873)     (124,783)
                                                          --------      --------

                                                            (3,750)       31,026
                                                          --------      --------

                                                            49,044        38,180
                                                          --------      --------
                                                          --------      --------


   The accompanying notes are an integral part of these financial statements.

YUKON GOLD CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF OPERATIONS
FOR THE PERIOD ENDED OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                      For the
                                                                  period from
                                                      For the          May 16,
                                  Cumulative         6 months   2002 (date of
                                       since            ended  incorporation)
                                   inception      October 31,    to April 30,
                                                         2003           2003

                                       $               $            $
                                  (Unaudited)     (Unaudited)
                                     (note 1)       (note 1)

REVENUE                                    --              --              --
                                     --------        --------        --------

OPERATING EXPENSES
    General and administration         45,702          22,389          23,313
    Project expenses                  265,805         165,013         100,792
    Amortization                        1,366             688             678
                                     --------        --------        --------

TOTAL OPERATING EXPENSES              312,873         188,090         124,783
                                     --------        --------        --------

LOSS BEFORE INCOME TAXES             (312,873)       (188,090)       (124,783)

    Income taxes (note 10)                 --              --              --
                                     --------        --------        --------

NET LOSS                             (312,873)       (188,090)       (124,783)
                                     --------        --------        --------
                                     --------        --------        --------


   The accompanying notes are an integral part of these financial statements.

YUKON GOLD CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD ENDED OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                                                For the
                                                                                            period from
                                                                                For the         May 16,
                                                             Cumulative        6 months   2002 (date of
                                                                  since           ended  incorporation)
                                                              inception     October 31,    to April 30,
                                                                                   2003            2003

                                                                  $               $             $
                                                             (Unaudited)    (Unaudited)
                                                                (note 1)       (note 1)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss for the period                                    (312,873)     (188,090)       (124,783)
     Items not requiring an outlay of cash:
       Amortization                                                1,366           688             678
       Increase in prepaid expenses and deposits                 (11,498)       (8,330)         (3,168)
       Increase in accounts payable and accrued liabilities       30,811        24,147           6,664
                                                              ----------    ----------      ----------

NET CASH USED IN OPERATING ACTIVITES                            (292,194)     (171,585)       (120,609)
                                                              ----------    ----------      ----------

CASH FLOWS FROM INVESTING ACTIVITIES

     Purchase of property, plant and equipment                    (6,784)           --          (6,784)
                                                              ----------    ----------      ----------

NET CASH USED IN INVESTING ACTIVITIES                             (6,784)           --          (6,784)
                                                              ----------    ----------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES

     Proceeds from loan                                           20,000        20,000              --
     (Advances to) repayments from a shareholder                     879         7,836          (6,957)
     Proceeds from issuance of Common shares                     309,687       155,624         154,063
     Proceeds from sales of warrants                               2,175         1,033           1,142
     Repurchase of shares                                         (5,778)       (5,778)             --
                                                              ----------    ----------      ----------

NET CASH PROVIDED BY FINANCING
     ACTIVITIES                                                  326,963       178,715         148,248
                                                              ----------    ----------      ----------


   The accompanying notes are an integral part of these financial statements.

YUKON GOLD CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD ENDED OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                                              For the
                                                                                          period from
                                                                           For the            May 16,
                                                     Cumulative           6 months      2002 (date of
                                                          since              ended     incorporation)
                                                      inception        October 31,       to April 30,
                                                                              2003               2003

                                                           $                 $                  $
                                                     (Unaudited)        (Unaudited)
                                                        (note 1)         (note 1)

EFFECT OF FOREIGN CURRENCY EXCHANGE
     RATE CHANGES                                         2,320             2,419               (99)
                                                     ----------         ----------        -----------


NET INCREASE  IN CASH AND
     CASH EQUIVALENTS FOR THE PERIOD                     30,305             9,549            20,756

     Cash and cash equivalents, beginning of period          --            20,756                --
                                                     ----------         ----------        -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD
                                                         30,305            30,305            20,756
                                                     ----------         ----------        -----------
                                                     ----------         ----------        -----------


INCOME TAXES PAID                                            --                --                --
                                                     ----------         ----------        -----------
                                                     ----------         ----------        -----------

INTEREST PAID                                                --                --                --
                                                     ----------         ----------        -----------
                                                     ----------         ----------        -----------


    The accompanying notes are an integral part of these financial statements

YUKON GOLD CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD ENDED OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                                    Deficit,
                                                                                 accumulated                     Accumulated
                                    Number of          Common      Additional     during the                           other
                                       Common          shares         paid-in    development   Comprehensive   comprehensive
                                       shares          amount         capital          stage   Income (loss)          Income
                                  -----------        --------      ----------    -----------   -------------   -------------
                                                         $               $             $              $                   $
Issuance of Common shares           2,833,377         154,063              --             --              --              --
Issuance of warrants                       --              --           1,142             --              --              --
Foreign currency translation               --              --              --             --             604             604
Net loss for the period                    --              --              --       (124,783)       (124,783)             --


Balance as of April 30, 2003        2,833,377         154,063           1,142       (124,783)       (124,179)            604
                                                                                                  ----------
                                                                                                  ----------

Issuance of Common shares           1,173,408         155,624              --             --              --              --
Issuance of warrants                       --              --           1,033             --              --              --
Foreign currency translation               --              --              --             --           2,435           2,435
Net loss for the period                    --              --              --       (188,090)       (188,090)             --
Shares repurchased                   (240,855)         (5,778)             --             --              --              --
                                  -----------        --------         -------     ----------      ----------         -------

Balance as of October 31, 2003      3,765,930         303,909           2,175       (312,873)       (185,655)          3,039
                                  -----------        --------         -------     ----------      ----------         -------
                                  -----------        --------         -------     ----------      ----------         -------


    The accompanying notes are an integral part of these financial statements

YUKON GOLD CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

1.    BASIS OF PRESENTATION

      The financial statements for the six months ended October 31, 2003 are unaudited. The interim results are not necessarily indicative of the results for any future period. In the opinion of management, the data in the financial statements reflects all adjustments necessary for a fair presentation of the results of the interim period disclosed. All adjustments are of a normal and recurring nature.

2.    NATURE OF OPERATIONS AND GOING CONCERN

      Yukon Gold Corp. (the "Company") was incorporated in Canada on May 16, 2002. The Company is engaged in the gold mining business in the Yukon Territory, Canada.

      The Company is in its development stage and has not yet earned any revenues. Consequently, the Company has incurred losses since its incorporation in 2002. The Company has funded its operations to date through the issuance of shares.

      The Company plans to continue its efforts to acquire equity partners, to make private placements, and to seek funding for its projects; however there is no assurance that such efforts will be successful. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a) Use of estimates

      These financial statements have been prepared in accordance with generally accepted accounting principles in the United Stated of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of financial statements for any period necessarily involves the use of estimates and assumption. Actual amounts may differ from these estimates. These financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

      b)    Cash and Cash Equivalents

            Cash and cash equivalents includes cash on hand. The carrying amounts approximate fair values because of the short maturity of those instruments.

      c)    Other Financial Instruments

            The carrying amount of the Company's accounts receivable and payable approximates fair value because of the short maturity of these instruments.

YUKON GOLD CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      d)    Long-term Financial Instruments

            The fair value of each of the Company's long-term financial assets and debt instruments is based on the amount of future cash flows associated with each instrument discounted using an estimate of what the Company's current borrowing rate for similar instruments of comparable maturity would be.

      e)    Property, plant and equipment

            Property, plant and equipment are recorded at cost less accumulated amortization. Amortization is provided using the following annual rate and method:

            Computer equipment          20%             declining balance method

      f)    Foreign Currency Translation

The Company is a foreign private company and maintains its books and records in Canadian dollars (the functional currency). The financial statements are converted to US dollars as the Company has elected to report in US dollars. The translation method used is the current rate method which is the method mandated by SFAS No. 52 where the functional currency is the foreign currency. Under the current rate method all assets and liabilities are translated at the current rate, stockholders' equity accounts are translated at historical rates and revenues and expenses are translated at average rates for the year.

Due to the fact that items in the financial statements are being translated at different rates according to their nature, a translation adjustment is created. This translation adjustment has been included in accumulated other comprehensive income.

      g)    Income taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

Current income tax expense (recovery) is the amount of income taxes expected to be payable (recoverable) for the current period. A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax losses. Valuation allowances are established when necessary to reduce deferred tax asset to the amount expected to be "more likely than not" realized in future returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

YUKON GOLD CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      h)    Revenue recognition

The Company's revenue recognition policies will follow common practice in the mining industry. Revenue is recognized when gold and silver in the form of dore (a combination of gold and silver) or concentrate is produced at mines whose product has a high gold content and for which the additional costs of refining and marketing are minimal. The only condition for recognition of revenue in this instance is the production of the gold dore or concentrate. In order to get the product to the dore stage the gold-bearing ore must be mined, transported to a mill or heap leaching pad where the ore is ground and/or crushed. The ground and/or crushed ore is then chemically treated to extract the gold into a solution. This solution is then subjected to various processes to precipitate a gold-bearing material that can be melted and poured into a mold.

      i)    Comprehensive income

The Company has adopted SFAS No. 130 Reporting Comprehensive Income. This standard requires companies to disclose comprehensive income in their financial statements. In addition to items included in net income, comprehensive income includes items currently charged or credited directly to stockholders' equity, such as foreign currency translation adjustments.

      J)    Long-Lived assets

The Company has adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which has been superceded by SFAS No. 144 [note 3(m)]. SFAS No. 144 requires that long-lived assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management used its best estimate of the undiscounted cash flows to evaluate the carrying amount and have determined that no impairment has occurred.

      k)    Exploration and Evaluation Expenditures

All exploration and pre-development evaluation expenditures are expensed as incurred.

YUKON GOLD CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      l)    Stock Based Compensation

The Company has adopted SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148 which introduced the use of a fair value-based method of accounting for stock-based compensation. It encourages, but does not require, companies to recognize compensation expenses for stock-based compensation to employees based on the new fair value accounting rules. The Company chose to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the measurement date over the amount an employee must pay to acquire the stock.

      m)    Recent Pronouncements

            SFAS No. 141 - Business Combinations and SFAS No. 142 - Goodwill and Other Intangible Assets. SFAS No. 141 requires that companies use only the purchase method for acquisitions occurring after June 30, 2001. SFAS No. 142 required that goodwill and intangible assets acquired after June 30, 2001 should no longer be amortized but reviewed annually for impairment.

            SFAS No. 143 - Accounting for Asset Retirement Obligations - this standard requires that entities record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. This standard is effective for fiscal years beginning after June 15, 2001.

            SFAS No. 144 - Accounting for the Impairment or Disposal of Long-Lived Assets. This standard supercedes SFAS No. 121 - Accounting for the Impairment Of Long-Lived Assets and for Long-Lived Assets to be Disposed of. This standard requires that businesses recognize impairment when the financial statement carrying amount of long-lived asset or asset group exceeds its fair value and is not recoverable. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001.

            SFAS No. 145 - Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 updates, clarifies and simplifies existing accounting pronouncements. SFAS 145 rescinds Statement No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as extraordinary items, net of related income tax effect. As a result, the criteria in APB Opinion No. 30 will now be used to classify those gains and losses because Statement No. 4 has been rescinded. Statement No. 44 was issued to establish accounting requirements for the effects of transition to provisions of the Motor Carrier Act of 1980. Because the transition has been completed, Statement No. 44 is no longer necessary.

YUKON GOLD CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      m)    Recent Pronouncements (cont'd)

            SFAS No. 146 - Accounting for Cost Associated with Exit or Disposal Activities. SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Previous accounting guidance was provided by Emerging Issues Task Force ("EITF") Issue No. 94-3. SFAS 146 replaces EITF94-3. The Statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002.

            SFAS No.147 - Acquisition of certain Financial Institutions, an amendment of SFAS 72 and 144 and SFAS interpretation number 9 issued October 2002 and relates to acquisitions of financial institutions.

            SFAS No. 148 - Accounting for Stock Based Compensation-Transition and Disclosure, an amendment of SFAS 123 issued December 2002 and permits two additional transition methods for entities that adopt the fair value based method of accounting for stock based employee compensation to avoid the ramp-up effect arising from prospective application. This statement also improves the prominence and clarity of the pro-forma disclosures required by SFAS 123.

            SFAS No. 149 - Amendment of SFAS 133 on derivative instruments and hedging activities. This statement amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133, accounting for derivative instruments and hedging activities.

            SFAS No. 150 - Accounting for certain financial instruments with characteristics of both liabilities and equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

            The Company believes that the above standards would not have a material impact on its financial position, results of operations or cash flows.

YUKON GOLD CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

4.    COMPREHENSIVE INCOME (LOSS)

      The components of comprehensive loss are as follows:

                                                                         For the
                                                                     period from
                                                    For the              May 16,
                                                   6 months        2002 (date of
                                               period ended       incorporation)
                                                 October 31,        to April 30,
                                                        2003                2003

                                                       $                   $

                                                  (Unaudited)
                                                     (note 1)

Net loss                                            (188,090)          (124,783)
Other comprehensive income (loss)
     foreign currency translation                      2,435                604
                                                    --------           --------

Comprehensive loss                                  (185,655)          (124,179)
                                                    --------           --------
                                                    --------           --------


            The foreign currency translation adjustments are not currently adjusted for income taxes as the Company is located in Canada and the adjustments relate to the translation of the financial statements from Canadian dollars into United States dollars, which are done as disclosed in note 3(f).

5.    PROPERTY, PLANT AND EQUIPMENT


                                                   October 31,         April 30,
                                                          2003              2003

                                                          $                  $

                                                    (Unaudited)
                                                       (note 1)

Computer equipment                                        7,779            7,233
                                                        -------          -------

Cost                                                      7,779            7,233
                                                        -------          -------

Less:  Accumulated amortization

     Computer equipment                                   1,366              678
                                                        -------          -------

Net                                                       6,413            6,555
                                                        -------          -------
                                                        -------          -------

YUKON GOLD CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

6.    LOAN RECEIVABLE FROM A SHAREHOLDER

The loan is non-interest bearing and unsecured. It was repaid in October 2003.

7.    ACCOUNTS PAYABLE AND ACCRUED LIABILITIES


                                                October 31,            April 30,
                                                       2003                 2003

                                                      $                   $

                                                (Unaudited)
                                                   (note 1)

Accounts payable and accrued liabilities are comprised of the following:

Trade payables                                       17,621                  178
Accrued liabilities                                  15,173                6,976
                                                   --------             --------

                                                     32,794                7,154
                                                   --------             --------
                                                   --------             --------


8.    LOAN PAYABLE

The loan is non-interest bearing and unsecured. The amount will be repaid by the issuance of 200,000 Common shares in November 2003.

9.    CAPITAL STOCK

      a)    Authorized

            Unlimited number of Common shares

            Issued

                                                October 31,            April 30,
                                                       2003                 2003

                                                      $                   $

                                                (Unaudited)
                                                   (note 1)

3,765,930 Common shares (2,833,377 in April)       303,909               154,063
                                                   =======               =======

YUKON GOLD CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

9.    CAPITAL STOCK (cont'd)

      b)    Changes to Issued Share Capital

            i. During the period from May 10, 2002 to August 19, 2002 the company issued 2,490,855 Common shares for total consideration of $52,389.

            ii. During the period from August 19, 2002 to April 30, 2003, the company issued 342,522 Common shares and 171,261 warrants for total consideration of $102,816.

            iii. For the period from May 1, 2003 to October 31, 2003, the company issued 1,173,408 Common shares and 141,136 warrants for total consideration of $156,657.

            iv. On July 2, 2003, the company repurchased 240,855 Common shares for total consideration of $5,778.

      c)    Warrants Issued

During the period, 312,397 warrants were issued by the company. Each warrant entitles its holders to purchase one common shares at an exercise price of $1.00 per share. The warrants expires on September 30, 2004.

      The warrants do not confer upon the holders any rights or interest as a shareholder of the company.

10.   INCOME TAXES

      The Company has incurred non-capital losses since inception which can be applied against future taxable income and which commence expiring in 2010. The utilization of these losses is uncertain and therefore the company has not recorded a deferred tax asset.

11.   COMMITMENTS AND CONTINGENCIES

      On July 7, 2002, the Company acquired a group of mining claims in the Mount Hinton area of the Yukon Territory from the Hinton Syndicate, a claim group controlled by three individual third parties (the " Hinton Syndicate"). The agreement contains several specific conditions, which are summarized below:

      - The Company has to provide for yearly-shared property payments and work program expenses amounting to $4,246,928 over a period of five years. In return, the Company will earn interest in the mining claims at a rate of 25% after work program expenditures of $1,137,570, 50% after $1,895,950 and 75% after $3,791,900. The company has incurred $303,352 in work program expenditures to-date and is required to incur $246,473 prior to July 7, 2005, $1,137,570 between July 7, 2005 and July 7, 2006 and $2,085,545 between July 7, 2006 and July 7, 2007.

YUKON GOLD CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

11.   COMMITMENTS AND CONTINGENCIES (cont'd)

      - The company has made the first three (3) property payments totaling $189,595 and is required to pay $113,757 on July 7, 2005 and $151,676 on July 7, 2006. The property payments, work program expenses and earned interest can be accelerated.

      - The Company can cancel the agreement at any time and be left with the interest earned to date in the mining claims. If the agreement is terminated when 50% is earned, the earned interest will be reduced to 45% so as to return control and financing flexibility to the Hinton Syndicate.

      - After the Company has earned an initial 25% in interest, it can decide to postpone future expenditures if market conditions are difficult.

      - After the company has earned its 75% interest, the agreement provides for a joint venture to be set up for future financing to be shared with the Hinton Syndicate.

      -     The Hinton Syndicate is entitled to a 2% NSR royalty.

      - Each member of the Hinton Syndicate is entitled to receive their share of the annual property payments in shares of the Company at a 10% discount to the market.

12.   SUBSEQUENT EVENTS

      i) On November 1, 2003, 3,000,000 of the company's issued share capital were acquired for total consideration of $75,018 by Yukon Gold Corporation Inc. (A company incorporated under the Laws of the State of Delaware).

      ii) On November 1, 2003, the company and ten (10) of it's subscribers entered into an agreement with Yukon Gold Corporation, Inc. (a company incorporated under the Law of the State of Delaware) to assign the ten (10) subscriptions to the Delaware corporation who agreed to issue 1,027,932 shares and 399,731 warrants to the subscribers. As the company had booked but not issued 896,931 of these Common shares and 356,064 warrants it cancelled these shares and warrants and agreed to treat the proceeds of $340,106 as a loan due to the Delaware Corporation. The transaction was completed on November 17, 2003

                          YUKON GOLD CORPORATION, INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 2003

                        (AMOUNTS EXPRESSED IN US DOLLARS)

                                   (UNAUDITED)

                          YUKON GOLD CORPORATION, INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 2003

                        (AMOUNTS EXPRESSED IN US DOLLARS)

                                   (UNAUDITED)


                                TABLE OF CONTENTS


Pro-forma Consolidated Balance Sheets                                   1 - 2

Pro-forma Consolidated Statements of Operations                             3

Notes to Pro-forma Consolidated Financial Statements                        4

YUKON GOLD CORPORATION, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
PRO-FORMA CONSOLIDATED BALANCE SHEETS
AS OF OCTOBER 31, 2003
(UNAUDITED)
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                                    Pro-forma        Pro-forma
                                             Delaware         Ontario             Adjustments     Consolidated

                                                   $               $                       $                $

                   ASSETS

       CURRENT ASSETS

       Cash and cash equivalents                   -           30,305    a)           100,000          305,305
                                                                         f)           175,000
       Prepaid expenses and
         deposits                                  -           12,326                      -            12,326
                                             --------       ---------              ----------        ---------
                                                   -           42,631                 275,000          317,631

       PROPERTY, PLANT AND
          EQUIPMENT                                -            6,413                      -             6,413
                                             --------       ---------              ----------        ---------


                                                   -           49,044                 275,000          324,044
                                             --------       ---------              ----------        ---------
                                             --------       ---------              ----------        ---------

YUKON GOLD CORPORATION, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
PRO-FORMA CONSOLIDATED BALANCE SHEETS
AS OF OCTOBER 31, 2003
(UNAUDITED)
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                                    Pro-forma        Pro-forma
                                             Delaware         Ontario             Adjustments     Consolidated

                                                   $               $                       $                $

             LIABILITIES

       CURRENT LIABILITIES

       Accounts payable and
          accrued liabilities                      -           32,794                      -            32,794

       Loan payable                                -           20,000    c)            75,018           20,000
                                                                         e)          (75,018)
                                             --------       ---------              ----------        ---------

                                                   -           52,794                      -            52,794
                                             --------       ---------              ----------        ---------


       STOCKHOLDERS' DEFICIENCY

       CAPITAL STOCK

                                                  274         303,909    a)                26              882
                                                                         b)         (303,832)
                                                                         e)               300
                                                                         f)               175
                                                                         g)                30

       ADDITIONAL PAID-IN-CAPITAL              13,626          2,175     a)            99,974
                                                                         b)           303,832          706,630
                                                                         c)          (75,018)
                                                                         e)            74,718
                                                                         f)           174,825
                                                                         g)           112,498
       ACCUMULATED OTHER
          COMPREHENSIVE
          INCOME                                   -            3,039                      -             3,039

       DEFICIT, ACCUMULATED
          DURING THE
          DEVELOPMENT STAGE                  (13,900)       (312,873)               (112,528)        (439,301)
                                             --------       ---------              ----------        ---------

                                                   -          (3,750)                 275,000          271,250
                                             --------       ---------              ----------        ---------

                                                   -           49,044                 275,000          324,044
                                             --------       ---------              ----------        ---------
                                             --------       ---------              ----------        ---------

YUKON GOLD CORPORATION, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
PRO-FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS PERIOD ENDED OCTOBER 31, 2003
(UNAUDITED)
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                                    Pro-forma        Pro-forma
                                             Delaware         Ontario             Adjustments     Consolidated

                                                   $               $                       $                $

       REVENUE                                     -              -                     -                 -
                                             --------       ---------              ----------        ---------

       OPERATING EXPENSES

           General and administration          12,900          45,702                      -            58,602
           Project expenses                        -          265,805    g)           112,528          378,333
           Amortization                            -            1,366                      -             1,366
                                             --------       ---------              ----------        ---------

       TOTAL OPERATING EXPENSES                12,900         312,873               112,528           438,301
                                             --------       ---------              ----------        ---------

       NET LOSS                               (12,900)       (312,873)             (112,528)         (438,301)
                                             --------       ---------              ----------        ---------
                                             --------       ---------              ----------        ---------


       Net loss per share, basic
          and diluted                                                                              $    (0.16)
                                                                                                   ----------
                                                                                                   ----------

       Weighted average common shares outstanding                                                   2,737,576
                                                                                                   ----------
                                                                                                   ----------

YUKON GOLD CORPORATION, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2003
(UNAUDITED)
(AMOUNTS EXPRESSED IN US DOLLARS)

1.    Basis of presentation

      These pro-forma consolidated financial statements reflect as at October 31, 2003, the impact on Yukon Gold Corporation Inc. ("Delaware") of certain transactions including the purchase of 3,000,000 shares of Yukon Gold Corp ("Ontario"), as listed in note 2 which were entered into subsequent to the year end.

      These statements are provided for information purposes only and do not purport to represent what the consolidated financial statements and results of operations would have been had the acquisition and the subsequent stock transactions in fact, occurred as at October 31, 2003.

2.    Pro-forma Adjustments

The unaudited pro-forma consolidated financial statements include the following adjustments:

      a)    Adjustment to reflect issuance of 262,002 Delaware shares.

      b) Adjustment to reflect agreement with Ontario subscribers to accept the assignment of Delaware shares in return for the cancellation of their Ontario Subscriptions.

      c) Adjustment to reflect acquisition of Ontario for $75,018 (CDN $100,000) financed by way of a loan from S.K. Kelley & Associates Inc. d) Adjustment to eliminate Ontario capital stock.

      e) Adjustment to reflect issuance of 3,000,000 shares with proceeds to repay loan advanced to Delaware to purchase Ontario.

      f) Adjustment to reflect issuance of 1,750,000 shares at $0.10 per share. g) Adjustment to reflect issuance of 300,000 shares in lieu of property payments.

3.    CAPITAL STOCK



Authorized

50,000,000 Common stock, $0.0001 par value

                                                                Number of
                                                               Common shares           Amount
                                                               -------------           ------

                                                                                         $
Balance, prior to pro-forma adjustments                          2,737,576              274
Issuance of Delaware shares for cash proceeds                      262,002               26
Issuance of Delaware shares for the Ontario subscriptions          765,930               77
Issuance of Delaware shares to repay loan                        3,000,000              300
Issuance of Delaware shares for cash proceeds                    1,750,000              175
Issuance of Delaware shares in lieu of property payments           300,000               30
                                                               -----------            ------

Balance, subsequent to pro-forma adjustments                     8,815,508              882
                                                               -----------            ------
                                                               -----------            ------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS

Our by-laws indemnify each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of Yukon Gold to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorney's fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. Yukon Gold may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not Yukon Gold would have the legal power to indemnify them directly against such liability.

Costs, charges, and expenses (including attorney's fees) incurred by a person referred to above in defending a civil or criminal proceeding shall be paid by Yukon Gold in advance of the final disposition thereof upon receipt of any undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by Yukon Gold and upon satisfaction of other conditions required by current or future legislation.

If this indemnification or any portion of it is invalidated on any ground by a court of competent jurisdiction, Yukon Gold nevertheless indemnifies each person described above to the fullest extent permitted by all portions of this indemnification that have not been invalidated and to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Yukon Gold pursuant to the foregoing provisions, or otherwise, be advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth expenses, incurred or expected to be incurred by Yukon Gold in connect with the issuance and distribution of the securities being registered. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will not pay any part of these expenses.

SEC Registration Fee                                                 $   202.00
Legal Fees and Expenses*                                             $60,000.00*
Accounting Fees and Expenses*                                        $15,000.00*
Printing                                                             $10,000.00*
Miscellaneous*                                                       $ 5,000.00
                                                                     ----------
TOTAL*                                                               $90,202.00


                     RECENT SALE OF UNREGISTERED SECURITIES

On November 1, 2003 we issued 3,000,000 common shares to eleven (11) Canadian citizens for CDN$100,000 (US $76,000). None of these subscribers were US citizens or were acting on behalf of any US citizens and all of the shares issued in the private placement came to rest in Canada. We relied on an exemption under Regulation S of the Securities Act for the private placement. Prior to November 1, 2003, we had not issued any securities for three (3) years.

On November 10, 2003 we accepted subscriptions from nine (9) US residents for 1,750,000 common shares at US $0.10 per share for a total of US $175,000 in reliance on Rule 504 of Regulation D of the Securities Act.

On November 1, 2003 we entered into an agreement with YGC, our wholly owned subsidiary pursuant to which YGC assigned to Yukon Gold ten subscription agreements for shares and warrants of YGC. Each subscriber consented to the assignment. As a result of such assignment, the ten subscription agreements became subscriptions for shares and warrants of Yukon Gold. On November 17, 2004 our Board of Directors authorized the issue of 1,027,932 common shares to the holders of the subscription agreements and authorized the transfer agent to record these shares as issued to such holders. The Board of Directors also authorized the issuance of 399,731 warrants to such holders. Each warrant entitles the holder to purchase one (1) share of the common stock of Yukon Gold at CDN $1.00 on or before September 30, 2004. The proceeds from these subscriptions was of CDN$448,464.50 and US$50,000.00. We relied on the exemption in Rule 504 of Regulation D of the Securities Act in issuing these shares.

On January 23, 2004 we issued 300,000 common shares and 100,000 warrants to the four (4) members of the Hinton Syndicate the original claim owners. Each warrant entitles the holder to purchase one (1) common share at CDN $1.00 on or before May 15, 2005. The issue price was CDN $150,000 and the shares and warrants were issued in lieu of the $150,000 property payment due on July 7, 2004. We relied on the exemption in Rule 504 of Regulation D of the Securities Act.


                                  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution; and

(iv) Remove from registration any of the securities that remain unsold at the end of the offering.

That, for determining liability under the Securities Act, the Registrant shall treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Canada on March __, 2004.

         YUKON GOLD CORPORATION, INC.

         By: /s/ Stafford Kelley
             Name:  Stafford Kelley
             Title: Director & Secretary Treasurer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                    TITLE                                     DATE


/s/ Warren Holmes            Chairman of the Board and Chief           March __, 2004
-----------------------      Executive Officer
Warren Holmes




/s/ Stafford Kelley          Secretary/Treasurer and Director;         March __, 2004
-----------------------      Principal Accounting Officer
Stafford Kelley




/s/ Peter Slack              President and Director                    March __, 2004
-----------------------
Peter Slack




/s/ Malcolm Slack            Director                                  March __, 2004
-----------------------
Malcolm Slack




/s/ Richard Ewing            Director                                  March __, 2004
-----------------------
Richard Ewing

EXHIBITS INDEX


The following exhibits are filed as part of this registration statement.


Exhibit No.     Description

3.1             Certificate of Incorporation and Amendments

3.2             By Laws

4.1             Instrument Defining Rights of Holders [pages from the By-Laws of
                Yukon Gold]

5.1             Legal Opinion dated March 11, 2004 of Kavinoky & Cook, LLP

10.1            Share Purchase Agreement re: 3,000,000 Shares of Yukon Gold
                Corp.

10.2            Assignment of Subscription Agreements

10.3            Consulting Services Agreement

10.4            Stock Option Plan

21.1            List of Subsidiaries

23.1            Consent of Rotenberg & Co. LLP

23.2            Consent of Schwartz Levitsky Feldman llp

23.3            Consent of Archer, Cathro & Associates (1981) Ltd.

99.1            Summary Report of Archer, Cathro & Associates (1981) Ltd.